Exhibit 2.3

AMENDMENT NO. 2

TO THE

AGREEMENT AND PLAN OF MERGER

This AMENDMENT NO. 2, dated as of June 4, 2014 (this “2nd Amendment”), to the Agreement and Plan of Merger, dated as of January 28, 2014 (the “Merger Agreement”), is entered into by and among International Paper Company, a New York corporation (“IP”), Veritiv Corporation (f/k/a xpedx Holding Company), a Delaware corporation (“Spinco”), xpedx Intermediate, LLC, a Delaware limited liability company (“xpedx Intermediate”), xpedx, LLC, a New York limited liability company (“xpedx”), UWW Holdings, LLC, a Delaware limited liability company (the “UWWH Stockholder”), UWW Holdings, Inc., a Delaware corporation (“UWWH”), and Unisource Worldwide, Inc., a Delaware corporation (“Unisource”). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Merger Agreement, and all references to Recitals, Articles and Sections herein are references to Recitals, Articles and Sections of the Merger Agreement.

WHEREAS, the Parties desire to amend and restate Exhibit C of the Merger Agreement (Form of Tax Receivable Agreement) in the form attached hereto as Annex 1 and Exhibit E of the Merger Agreement (Form of Transition Services Agreement) in the form attached hereto as Annex 2.

NOW THEREFORE, in consideration of the premises and the mutual promises herein made, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound hereby, agree that Exhibit C of the Merger Agreement (Form of Tax Receivable Agreement) and Exhibit E of the Merger Agreement (Form of Transition Services Agreement) shall each be amended and restated in its entirety in the form attached hereto as Annex 1 and Annex 2, respectively.

1. References to the Merger Agreement. After giving effect to this 2nd Amendment, each reference in the Merger Agreement to “this Agreement”, “hereof”, “hereunder” or words of like import referring to the Merger Agreement shall refer to the Merger Agreement as amended by this 2nd Amendment and by Amendment No. 1 to the Agreement and Plan of Merger, dated as of May 28, 2014, entered into by and among the parties hereto (the “1st Amendment”) and all references in the IP/Spinco Disclosure Schedules and UWWH Disclosure Schedules to “the Agreement” shall refer to the Merger Agreement as amended by this 2nd Amendment and the 1st Amendment.

2. Construction. All references in the Merger Agreement, the IP/Spinco Disclosure Schedules and the UWWH Disclosure Schedules to “the date hereof” or “the date of this Agreement” shall refer to January 28, 2014.

3. General Provisions. The provisions of Article XI (General Provisions) of the Merger Agreement shall apply mutatis mutandis to this 2nd Amendment, and to the Merger Agreement as modified by this 2nd Amendment and the 1st Amendment, taken together as a single agreement, reflecting the terms as modified hereby.

4. No Further Amendment. Except as amended hereby and the 1st Amendment, the Merger Agreement shall remain in full force and effect.

[SIGNATURE PAGE FOLLOWS]

2

IN WITNESS WHEREOF, the parties hereto have executed this 2nd Amendment as of the first date above written.

INTERNATIONAL PAPER COMPANY

By:	/s/ C. Cato Ealy
Name:	C. Cato Ealy
Title:	Senior Vice President

VERITIV CORPORATION

By:	/s/ C. Cato Ealy
Name:	C. Cato Ealy
Title:	Vice President

XPEDX INTERMEDIATE, LLC

By:	International Paper Company, its Sole Member

By:	/s/ C. Cato Ealy
Name:	C. Cato Ealy
Title:	Senior Vice President

XPEDX, LLC

By:	International Paper Company, its Sole Member

By:	/s/ C. Cato Ealy
Name:	C. Cato Ealy
Title:	Senior Vice President

[Signature Page to Amendment No. 2 to

Agreement and Plan of Merger]

UWW HOLDINGS, LLC

By:	/s/ Seth Meisel
Name:	Seth Meisel
Title:	Authorized Signatory

UWW HOLDINGS, INC.

By:	/s/ Allan R. Dragone
Name:	Allan R. Dragone
Title:	Chief Executive Officer

UNISOURCE WORLDWIDE, INC.

By:	/s/ Allan R. Dragone
Name:	Allan R. Dragone
Title:	Chief Executive Officer

[Signature Page to Amendment No. 2 to

Agreement and Plan of Merger]

ANNEX 1

AMENDED AND RESTATED FORM OF TAX RECEIVABLE AGREEMENT

(see attached)

FORM OF TAX RECEIVABLE AGREEMENT

by and among

XPEDX HOLDING COMPANY

and

UWW HOLDINGS, LLC

Dated as of [                    ]

i

ii

TAX RECEIVABLE AGREEMENT

This TAX RECEIVABLE AGREEMENT (this “Agreement”), dated as of [                    ], is hereby entered into by and among xpedx Holding Company, a Delaware corporation (“Spinco”) and UWW Holdings, LLC, a Delaware limited liability company (“Holdings”), in its capacity as a Beneficiary (as defined below) and a representative of the Beneficiaries (in such representative capacity, and along with any successor as provided in Section 7.06(a), the “Representative”).

RECITALS

WHEREAS, immediately prior to the Merger (as defined below), Holdings directly owned one-hundred percent (100%) of the issued and outstanding stock of UWW Holdings, Inc., a Delaware corporation (“UWWH”);

WHEREAS, immediately prior to the Merger, UWWH directly owned one-hundred percent (100%) of the issued and outstanding stock of Unisource Worldwide, Inc., a Delaware corporation (“Unisource”);

WHEREAS, as of the date hereof, UWWH will merge with and into Spinco (the “Merger”), with Spinco surviving, and the stock of UWWH owned by Holdings will be converted into the right to receive 49% of the issued and outstanding shares of common stock in Spinco and the rights and benefits set forth in the Agreement;

WHEREAS, on the day following the effective time of the Merger, Spinco will be the common parent of an affiliated group of corporations, including Unisource, within the meaning of Section 1504(a) of the Code (the “Spinco Consolidated Group”);

WHEREAS, UWWH and its Subsidiaries have generated NOLs (as defined herein) prior to the Merger that Spinco and its Subsidiaries may be able to utilize;

WHEREAS, if utilized, the Pre-Merger NOLs (as defined herein) will reduce the actual liability for Taxes (as defined herein) that Spinco and its Subsidiaries might otherwise be required to pay;

WHEREAS, subject to the completion of the Merger, the parties to this Agreement desire to make certain arrangements with respect to the effect of the Pre-Merger NOLs on the actual liability for Taxes of Spinco and its Subsidiaries;

WHEREAS, this Agreement is intended to provide payments to Holdings and the Permitted Assignees (as defined herein) (Holdings and each such Permitted Assignee referred to herein as a “Beneficiary” and collectively, the “Beneficiaries”) in an amount equal to eighty-five percent (85%) of the aggregate reduction in Taxes payable realized by Spinco and its Subsidiaries from the utilization of the Pre-Merger NOLs;

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions.

As used in this Agreement, the terms set forth in this Article I shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

“Advisory Firm” means any nationally recognized law or accounting firm that is expert in Tax matters that is agreed to by Spinco and the Representative.

“Advisory Firm Letter” shall mean a letter from the Advisory Firm stating that the relevant schedule, notice or other information to be provided by Spinco to the Representative and all supporting schedules and work papers were prepared in a manner consistent with the terms of this Agreement and, to the extent not expressly provided in this Agreement, on a reasonable basis in light of the facts and applicable law in existence on the date to which such schedule, notice or other information relates.

“Affiliate” means a Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, a specified Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made. The term “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other ownership interest, by contract or otherwise.

“Aggregate Tax Benefit Payment” is defined in Section 3.01(b) of this Agreement.

“Agreed Rate” means a rate per annum equal to one-year LIBOR plus 100 basis points.

“Agreement” is defined in the preamble of this Agreement.

“Amended Schedule” is defined in Section 2.02(b) of this Agreement.

“Applicable Percentage” with respect to any Beneficiary, means such Beneficiary’s percentage interest in the rights under this Agreement. For the avoidance of doubt, the initial Applicable Percentage of Holdings, as the sole Beneficiary on the date hereof, is 100%.

“Base Payment” is defined in Section 3.01(b) of this Agreement.

“Beneficiary” is defined in the recitals of this Agreement.

“Board” means the board of directors of Spinco.

“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the State of Delaware shall not be regarded as a Business Day.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Cumulative Actual Tax Liability” means, as of the end of any Taxable Year, the aggregate liability for Taxes of Spinco and its Subsidiaries for taxable periods (or portions thereof) beginning after the date of the Merger and ending on or before the end of such Taxable Year.

2

“Cumulative Non-NOL Tax Liability” means, as of the end of any Taxable Year, the aggregate liability for Taxes of Spinco and its Subsidiaries for taxable periods (or portions thereof) beginning after the date of the Merger and ending on or before the end of such Taxable Year, applying the applicable Tax rates for each Tax period, and using the same methods, elections, conventions and similar practices used on the relevant Spinco Return for each applicable Tax Period, but assuming that there were no Pre-Merger NOLs.

“Cumulative Realized Tax Benefit” means, as of the end of any Taxable Year, the excess (if any) of (i) the Cumulative Non-NOL Tax Liability (as of such time) over (ii) the sum of (A) the Cumulative Actual Tax Liability (as of such time) and (B) the aggregate amount of Base Payments (previously made pursuant to this Agreement as of such time), provided that (x) if, as of such time, there is an unresolved claim, proposed adjustment or similar item by a Taxing Authority that would increase the Cumulative Realized Tax Benefit, the Cumulative Realized Tax Benefit shall be computed as if such Taxing Authority prevailed with respect to such claim, proposed adjustment or similar item and (y) if International Paper Company is entitled to payments from Spinco under Section 2.10 of the Tax Matters Agreement as a result of any step-up in tax basis, the Cumulative Realized Tax Benefit shall be computed as if such step-up did not exist.

“CPR” means the International Institute for Conflict Prevention and Resolution.

“Deconsolidation” means any event pursuant to which a corporation ceases to be includable in the same affiliated group of corporations, within the meaning of Section 1504(a) of the Code, as Spinco.

“Deconsolidation Election” is defined in Section 4.01(b) of the Agreement.

“Default Rate” means a rate per annum equal to one-year LIBOR plus 500 basis points.

“Equity holders” means the holders of equity of Holdings as of the date hereof. “Expert” is defined in Section 7.09 of this Agreement.

“Fair Market Value Schedule” is defined in Section 7.14 of this Agreement.

“Interest Amount” is defined in Section 3.01(b) of this Agreement.

“IRS” means the U.S. Internal Revenue Service.

“LIBOR” means for each month (or portion thereof) during any period, an interest rate per annum equal to the rate per annum reported, on the date two days prior to the first day of such month, on the Telerate Page 3750 (or if such screen shall cease to be publicly available, as reported on Reuters Screen page “LIBO” or by any other publicly available source of such market rate) for London interbank offered rates for U.S. dollar deposits for such month (or portion thereof).

“Merger Agreement” means that certain Agreement and Plan of Merger, dated as of January 28, 2014, by and among International Paper Company, Spinco, Holdings and the other parties thereto.

“Net Tax Benefit” is defined in Section 3.01(b) of this Agreement.

“NOL Payment” is defined in Section 5.01 of this Agreement.

3

“NOLs” shall mean all net operating losses for U.S. federal and state and Canadian income tax purposes.

“Objection Notice” is defined in Section 2.02(a) of this Agreement.

“Pre-Merger NOLs” shall mean NOLs generated by UWWH and its Subsidiaries prior to the date of the Merger. If the Taxable Year of UWWH and/or its Subsidiaries includes but does not end on the date of the Merger (a “Straddle Period”), such Taxable Year shall be deemed to end on the date of the Merger for purposes of calculating all Pre-Merger NOLs; provided that the amount, if any, of the Pre-Merger NOLs attributable to such Straddle Period shall be reasonably determined by Spinco and the Representative in good faith.

“Post-Merger NOLs” shall mean NOLs, if any, generated by Spinco and its Subsidiaries that are not Pre-Merger NOLs.

“Payment Date” means any date on which a Tax Benefit Payment is required to be made by Spinco pursuant to this Agreement.

“Permitted Assignee” means any Person who receives rights under this Agreement pursuant to a Permitted Assignment.

“Permitted Assignment” is defined in Section 7.06(b) of this Agreement.

“Person” means an individual, a partnership (including a limited partnership), a corporation, a limited liability company, a trust, a joint stock company, a trust, an association, a joint venture, an unincorporated organization or association, a governmental authority or any other entity of whatever nature.

“Reconciliation Dispute” is defined in Section 7.09 of this Agreement.

“Reconciliation Procedures” is defined in Section 7.09 of this Agreement.

“Representative” is defined in the preamble of this Agreement, and any successor Representative appointed pursuant to Section 7.06(a).

“Rules” is defined in Section 7.08(a) of this Agreement.

“Section 336(e) Election” has the meaning set forth in the Tax Matters Agreement.

“Spinco” is defined in the preamble of this Agreement.

“Spinco Consolidated Group” is defined in the preamble of this Agreement.

“Spinco Return” means each U.S. federal and state and Canadian income tax return of Spinco and/or its Subsidiaries filed with respect to Taxes of any Taxable Year.

“Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (i) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (ii) the interest in the capital or profits of such limited liability company, partnership or joint venture or (iii) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries. The term “Subsidiary” shall include all Subsidiaries of any Subsidiary.

4

“Tax Benefit Payment” is defined in Section 3.01(b) of this Agreement.

“Tax Benefit Schedule” is defined in Section 2.02 of this Agreement.

“Tax Matters Agreement” shall mean the Tax Matters Agreement by and among IP, Spinco and UWWH, dated January 28, 2014.

“Tax Return” means any return, report, declaration, form, claim for refund or information return or statement relating to Taxes filed or required to be filed with any Taxing Authority, including any schedule or attachment thereto, and including any amendment thereof.

“Taxable Year” means a taxable year of Spinco for U.S. federal income tax purposes, as defined in Section 441(b) of the Code (and, therefore, for the avoidance of doubt, may include a period of less than twelve months for which a Spinco Return is made), ending on or after the date hereof.

“Taxes” means any and all U.S. federal, state and Canadian taxes, assessments or similar charges measured with respect to net income or profits and any interest related to such Taxes.

“Taxing Authority” means any domestic, foreign, federal, national, state, county or municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising any taxing authority or any other authority exercising regulatory authority with respect to Taxes.

“Treasury Regulations” means the final, temporary and proposed regulations under the Code promulgated from time to time (including corresponding provisions and succeeding provisions) as in effect for the relevant taxable period.

ARTICLE II

DETERMINATION OF CUMULATIVE REALIZED TAX BENEFIT

Section 2.01 NOL Utilization. Spinco, on the one hand, and the Beneficiaries, on the other hand, acknowledge that Spinco and its Subsidiaries shall, to the fullest extent permitted by law, claim the Pre-Merger NOLs to reduce the amount of Taxes that Spinco and its Subsidiaries would otherwise be required to pay.

Section 2.02 Tax Benefit Schedule. Within ninety (90) calendar days after the filing of all of the Spinco Returns for any Taxable Year, Spinco shall provide to the Representative a schedule showing, in reasonable detail, (i) the calculation of the Cumulative Realized Tax Benefit as of the end of such Taxable Year, if any and (ii) the calculation of any payment to be made to the Beneficiaries pursuant to Article III as of the end of such Taxable Year and (iii) all supporting information (including work papers and valuation reports) reasonably necessary to support the calculation of such payment (a “Tax Benefit Schedule”). The Tax Benefit Schedule will become final as provided in Section 2.03(a) and may be amended as provided in Section 2.03(b) (subject to the procedures set forth in Section 2.03(a)).

Section 2.03 Procedures, Amendments.

(a) Procedure. Every time Spinco delivers to the Representative a Tax Benefit Schedule under this Agreement, including any Amended Schedule delivered pursuant to Section 2.03(b), Spinco shall also (x) deliver to the Representative schedules, valuation reports,

5

if any, and work papers providing reasonable detail regarding the preparation of the Tax Benefit Schedule and an Advisory Firm Letter with respect to such Tax Benefit Schedule to the extent reasonably requested by the Representative and (y) allow the Representative and its advisors reasonable access (at the Representative’s sole expense) to the appropriate representatives, books, records and work papers at each of Spinco and the Advisory Firm in connection with a review of such Tax Benefit Schedule. The applicable Tax Benefit Schedule shall, subject to Section 2.03(b), become final and binding on all parties unless the Representative, within forty-five (45) calendar days after receiving any Tax Benefit Schedule or amendment thereto, provides Spinco with notice of a material objection to such Tax Benefit Schedule (“Objection Notice”) made in good faith. If the parties, for any reason, are unable to successfully resolve the issues raised in any notice within thirty (30) calendar days of receipt by Spinco of such notice, Spinco and the Representative shall employ the Reconciliation Procedures.

(b) Amended Schedule. The Tax Benefit Schedule for any Taxable Year shall be amended by Spinco (i) to correct inaccuracies in such Tax Benefit Schedule after the date such Tax Benefit Schedule was provided to the Representative, (ii) to comply with the Expert’s determination under the Reconciliation Procedures, (iii) to reflect a change (relative to the amounts in the original Tax Benefit Schedule or the prior Amended Schedule) in the Cumulative Realized Tax Benefit as of the end of such Taxable Year attributable to any change in fact or law, including a carryback or carryforward (including, to the extent affecting the Non-NOL Tax Liability, a hypothetical carryback or carryforward attributable to any Post-Merger NOLs) of a loss or other tax item to such Taxable Year or (iv) to reflect the consequences of a Tax audit or the filing of an amended Tax Return (such Tax Benefit Schedule, an “Amended Schedule”). Spinco shall provide any Amended Schedule to the Representative within thirty (30) calendar days of the occurrence of an event referred to in clauses (i) through (iv) of the preceding sentence (or, to the extent such event occurs in connection with the preparation of a Spinco Return filing described in Section 2.02, concurrently with the delivery of the Tax Benefit Schedule pursuant to Section 2.02) and any such Amended Schedule shall be subject to the approval procedures described in Section 2.03(a); provided, however, that any Amended Schedule provided pursuant to an Expert’s determination under the Reconciliation Procedures as described in clause (ii) of the preceding sentence shall, subject to this Section 2.03(b), be final and binding on all parties hereto and not subject to the approval procedures described in Section 2.03(a).

ARTICLE III

TAX BENEFIT PAYMENTS

Section 3.01 Payments.

(a) Timing of Payments to the Beneficiaries. (i) Within five (5) Business Days of a Tax Benefit Schedule with respect to a Taxable Year becoming final in accordance with Section 2.03(a), Spinco shall pay to the Beneficiaries the Tax Benefit Payments as of the end of such Taxable Year determined pursuant to Section 3.01(b). Each such Tax Benefit Payment shall be made by wire transfer of immediately available funds to the bank accounts previously designated by the Beneficiaries to Spinco or as otherwise agreed by Spinco and the Beneficiaries. For the avoidance of doubt, no Tax Benefit Payment shall be made in respect of estimated tax payments, including, without limitation, estimated U.S. federal, state and Canadian income tax payments. For the avoidance of doubt, no payments shall be required to be made by any Beneficiary to Spinco under this Agreement, except as provided in Section 7.10.

6

(b) The “Tax Benefit Payment” with respect to any Beneficiary means an amount equal to such Beneficiary’s Applicable Percentage of the Aggregate Tax Benefit Payment. The “Aggregate Tax Benefit Payment” means, as of the end of a Taxable Year, an amount, not less than zero, equal to eighty-five percent (85%) of the Cumulative Realized Tax Benefit as of the end of such Taxable Year (each such payment, a “Base Payment”) and the Interest Amount (as defined below). The “Interest Amount” shall equal the interest on any Base Payment calculated at the Agreed Rate from the date that Spinco’s U.S. federal income Tax return is filed, but no later than the due date (without extensions) for filing such Tax return with respect to Taxes for the Taxable Year for which the Aggregate Tax Benefit Payment is being measured until the Payment Date.

(c) Notwithstanding anything to the contrary in this Agreement, for purposes of determining the amount of any Tax Benefit Payments for any Straddle Period that includes the date of the Merger, such Straddle Period shall be treated as two Taxable Years, (i) the first ending on the date of the Merger and (ii) the second starting the day following the date of the Merger. All allocations of taxable items between the two periods shall be done on the basis of an interim closing of the books, as reasonably determined by Spinco and the Representative in good faith.

Section 3.02 No Duplicative Payments; Intent. It is intended that the provisions of this Agreement will not result in duplicative payment of any amount (including interest) required under this Agreement. It is also intended that the provisions of this Agreement provide that eighty-five percent (85%) of Spinco’s Cumulative Realized Tax Benefit and Interest Amount for all years be paid to the Beneficiaries pursuant to this Agreement. Such amount shall be determined using a “with and without” methodology. Carryovers or carrybacks of (a) any U.S. federal tax item shall be considered to be subject to the rules of the Code (or any successor U.S. federal income tax statute) and the Treasury Regulations or (b) any state or Canadian tax item, shall be considered subject to the appropriate provisions of Tax law, as applicable, governing the use, limitation and expiration of carryovers or carrybacks of the relevant type. If a carryover or carryback of any Tax item includes a portion that is attributable to the Pre-Merger NOLs and another portion that is not, Spinco’s Cumulative Realized Tax Benefit shall be determined using such “with and without” methodology. The provisions of this Agreement shall be construed in the appropriate manner so that such intentions are realized.

ARTICLE IV

TERMINATION

Section 4.01 Termination and Breach of Agreement.

(a) This Agreement shall terminate on the date on which all NOL Payments have been made under this Agreement.

(b) In the event of a Deconsolidation of Unisource from the Spinco Consolidated Group, Spinco shall cause the common parent of the affiliated group of corporations within the meaning of Section 1504(a) of the Code that includes Unisource after such Deconsolidation to enter into a tax receivables agreement with the Representative that is

7

substantially similar to this Agreement with respect to such consolidated group’s use of the Pre-Merger NOLs after the date of such Deconsolidation (with appropriate adjustments). In the event that such common parent and the Representative do enter into such tax receivables agreement, this Agreement shall terminate and Spinco shall not have any further payment obligations under this Agreement, other than any (i) Tax Benefit Payment agreed to by Spinco and the Representative as due and payable but unpaid as of the date of such Deconsolidation and (ii) the Tax Benefit Payment due for the Taxable Year ending prior to, with or including the date of such Deconsolidation.

(c) In the event that Spinco breaches any of its material obligations under this Agreement by operation of law as a result of the rejection of this Agreement in a case commenced under the Bankruptcy Code, then all obligations hereunder shall be accelerated.

ARTICLE V

LATE PAYMENTS

Section 5.01 Late Payments by Spinco. The amount of all or any portion of any Tax Benefit Payment required to be made by Spinco to the Beneficiaries under this Agreement (an “NOL Payment”) not made to the Beneficiaries when due under the terms of this Agreement shall be payable together with any interest thereon, computed at the Default Rate and commencing from the date on which such NOL Payment was due and payable and ending on the date such NOL Payment is made.

Section 5.02 Compliance with Indebtedness. Notwithstanding anything to the contrary provided herein, if, at the time any amounts become due and payable hereunder, Spinco is not permitted, pursuant to the terms of Spinco’s or its direct or indirect subsidiary’s debt documentation to pay such amounts, or Spinco’s direct or indirect subsidiaries are not permitted, pursuant to the terms of Spinco’s or its direct or indirect subsidiary’s debt documentation, to make payments to Spinco to allow Spinco to pay such amounts, then Spinco shall, by notice to the Representative, be permitted to defer the payment of such amounts until the condition described in this Section 5.02 is no longer applicable, in which case such amounts (together with accrued and unpaid interest thereon as described in the immediately following sentence) shall become due and payable immediately. If Spinco defers the payment of any such amounts pursuant to the foregoing sentence, such amounts shall accrue interest at the Agreed Rate per annum, from the date that such amounts originally became due and owing pursuant to the terms hereof to the date that such amounts were paid.

ARTICLE VI

SPINCO TAX MATTERS; CONSISTENCY; COOPERATION

Section 6.01 Representative Participation in Spinco Tax Matters. Except as otherwise provided herein, Spinco shall have full responsibility for, and sole discretion over, all Tax matters concerning Spinco including without limitation the preparation, filing or amending of any Tax Return and defending, contesting or settling any issue pertaining to Taxes, subject to a requirement that Spinco act in good faith in connection with its control of any matter which is reasonably expected to affect the Beneficiaries’ rights and obligations under this Agreement. Notwithstanding the foregoing, Spinco shall notify the Representative of, and keep the Representative reasonably informed with respect to, the portion of any audit of Spinco by a Taxing Authority the outcome of which is reasonably expected to affect the Beneficiaries’ rights and obligations under this Agreement, and shall give the Representative reasonable opportunity to provide information and participate in the applicable portion of such audit.

8

Section 6.02 Consistency. Except upon the written advice of an Advisory Firm, Spinco, and Representative agree to report and cause to be reported for all purposes, including federal, state, local and foreign tax purposes and financial reporting purposes, all Tax-related items (including without limitation the NOL Payments) in a manner consistent with that specified by Spinco in any Tax Benefit Schedule or statement required to be provided by or on behalf of Spinco under this Agreement or under applicable Tax law. Any dispute concerning such advice shall be subject to the Reconciliation Procedures; provided, however, that only the Representative shall have the right to object to such advice pursuant to this Section 6.02. In the event that an Advisory Firm is replaced with another firm acceptable to Spinco and the Representative pursuant to the definition of “Advisory Firm,” such replacement Advisory Firm shall be required to perform its services under this Agreement using procedures and methodologies consistent with those used by the previous Advisory Firm, unless otherwise required by law (or Spinco and the Representative agree to the use of other procedures and methodologies).

Section 6.03 Cooperation. Each of Spinco, on the one hand, and the Representative, on the other hand, shall (a) furnish to the other party in a timely manner such information, documents and other materials as the other party may reasonably request for purposes of making or approving any determination or computation necessary or appropriate under this Agreement, preparing any Tax Return or contesting or defending any audit, examination or controversy with any Taxing Authority relating to this Agreement, (b) make itself available to the other party and its representatives to provide explanations of documents and materials and such other information as the requesting party or its representatives may reasonably request in connection with any of the matters described in clause (a) above and (c) reasonably cooperate in connection with any such matter, and the requesting party shall reimburse the other party for any reasonable third-party costs and expenses incurred pursuant to this Section.

ARTICLE VII

MISCELLANEOUS

Section 7.01 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed duly given and received (a) on the date of delivery if delivered personally, or by facsimile upon confirmation of transmission by the sender’s fax machine if sent on a Business Day (or otherwise on the next Business Day), (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service or (c) when sent by electronic mail (with hard copy to follow) during a Business Day (or on the next Business Day if sent after the close of normal business hours or on any non-Business Day). All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

If to Spinco, to:

xpedx Holding Company
6285 Tri-Ridge Boulevard Loveland, Ohio 45140 Facsimile: (513) 965-2849
Attn:	Mary Laschinger

9

If to the Representative, to:

UWW Holdings, LLC
6600 Governors Lake Parkway
Norcross, GA 30071
Facsimile: (770) 659-4618
Attn:	Chief Executive Officer
General Counsel

with a copy (which shall not constitute notice) to:

Bain Capital Partners, LLC
200 Clarendon Street
Boston, MA 02116
Facsimile: (617) 516-2010
Attn:	Matt Levin
Seth Meisel

and

Kirkland & Ellis LLP
300 N. LaSalle Street
Chicago, IL 60654
Facsimile: (312) 862-2200
Attn:	Matthew E. Steinmetz, P.C.
Jeffrey W. Richards, P.C.
Neal J. Reenan

Any party may change its address or fax number by giving the other party written notice of its new address or fax number in the manner set forth above.

Section 7.02 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Delivery of an executed signature page to this Agreement by facsimile or electronic transmission (including by pdf) shall be as effective as delivery of a manually signed counterpart of this Agreement.

Section 7.03 Entire Agreement; Third Party Beneficiaries. This Agreement, together with the Merger Agreement and the agreements and documents referenced therein, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof (including that certain Non-binding Letter of Intent by and between International Paper Company and UWWH, dated as of April 19, 2013). This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and permitted assigns. The parties to this Agreement agree that the Beneficiaries are expressly made third party beneficiaries to this Agreement. Except as otherwise provided in the preceding sentence, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 7.04 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware, without regard to the conflicts of laws provisions thereof.

10

Section 7.05 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 7.06 Successors; Assignment; Amendments; Waivers.

(a) The Representative may, solely in its capacity as Representative, assign this Agreement to any Person without the written consent of Spinco and any such assignee shall be treated as the successor to the Representative, provided that any assignment of rights as a Beneficiary shall be made pursuant to Section 7.06(b). Neither this Agreement nor any of the rights, interests or obligations under this Agreement will be assigned, in whole or in part, by operation of law or otherwise, by or on behalf of Spinco without the prior written consent of the Representative.

(b) Subject to this Section 7.06(b), each Beneficiary may freely assign or transfer its rights under this Agreement without the prior written consent of Spinco to (i) any Equity holder or its affiliates or (ii) any lender as collateral security. If a Beneficiary (including any transferee of any Beneficiary) proposes to transfer any of its rights (a “Proposed Transferor”) other than as set forth in the immediately preceding sentence to any Person or Persons, then the Proposed Transferor shall first give written notice (a “Proposed Transfer Notice”) to Spinco at least sixty (60) days prior to the proposed transfer setting forth (i) the name of the proposed transferee, (ii) the change in the Applicable Percentage of the assignor and assignee with respect to such transfer, (iii) the price (the “Proposed Price”), (iv) the other material terms and conditions of such transfer and (v) any other information about such transfer that is reasonably requested by Spinco. The Proposed Transfer Notice shall contain an irrevocable offer to transfer such rights to Spinco (in the manner set forth below) at the Proposed Price and on the terms and conditions described in the Proposed Transfer Notice. Spinco shall thereafter have the right exercisable by written notice (the “Acceptance Notice”) to the Proposed Transferor within thirty (30) days after receipt of the Proposed Transfer Notice to acquire all (but not less than all) such rights at the Proposed Price and on the same terms and conditions as provided in the Proposed Transfer Notice. If at the end of such thirty (30)-day period, Spinco has not delivered an Acceptance Notice, the Proposed Transferor may, during the succeeding sixty (60)-day period (subject to extension to the extent necessary to obtain required governmental or other approvals), transfer its rights covered by the Proposed Transfer Notice to a transferee at the Proposed Price and on the same terms and conditions as provided in the Proposed Transfer Notice. After such transfer, the Proposed Transferor shall notify Spinco of the consummation thereof and shall furnish such evidence of the completion of such transfer and of the terms thereof as may reasonably be requested by Spinco. If, at the end of sixty (60) days following the expiration of the thirty (30)-day period during which Spinco is entitled hereunder to deliver an Acceptance Notice, the Proposed Transferor has not completed the transfer of such rights as aforesaid, any such transfer by the Proposed Transferor shall again be subject to the provisions of this Section 7.06(b) with respect to a proposed subsequent transfer. Any assignment or transfer of a Beneficiary’s rights meeting the requirements of this paragraph shall be referred to herein as a “Permitted Assignment”.

11

(c) No provision of this Agreement may be amended unless such amendment is approved in writing by Spinco and the Representative, whereupon the Beneficiaries shall be bound. No provision of this Agreement may be waived unless such waiver is in writing and signed by Spinco or the Representative, as applicable, against whom the waiver is to be effective.

(d) All of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors, assigns, heirs, executors, administrators and legal representatives, including any transferee pursuant to a Permitted Assignment. Spinco shall require and cause any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of Spinco, by written agreement, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that Spinco would be required to perform if no such succession had taken place.

Section 7.07 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

Section 7.08 Resolution of Disputes.

(a) Other than with respect to any disputes under Section 2.02, 6.02 or 7.14 (which are to be resolved pursuant to Section 7.09), any and all disputes which cannot be settled amicably, including any ancillary claims of any party, arising out of, relating to or in connection with the validity, negotiation, execution, interpretation, performance or non-performance of this Agreement (including the validity, scope and enforceability of this arbitration provision) shall be finally settled by arbitration conducted by a single arbitrator in accordance with the CPR Rules for Non-Administered Arbitration then in effect (the “Rules”). The place of arbitration shall be New York, New York. The parties shall jointly select a single arbitrator who shall have the authority to hold hearings and to render a decision in accordance with the Rules. If the parties to the dispute fail to agree on the selection of an arbitrator within thirty (30) calendar days of the receipt of the request for arbitration, the arbitrator shall be selected by the CPR. The arbitrator shall be a former judge. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. Section 1, et seq., and judgment on the award may be entered by any court having jurisdiction thereof. Performance under this Agreement shall continue if reasonably possible during any arbitration proceedings.

(b) Notwithstanding the provisions of paragraph (a), either party may bring an action or special proceeding in any court of competent jurisdiction for the purpose of compelling a party to arbitrate, seeking temporary or preliminary relief in aid of an arbitration hereunder, and/or enforcing an arbitration award and, for the purposes of this paragraph (b), each Beneficiary (through the Representative) (i) expressly consents to the application of paragraph (c) of this Section 7.08 to any such action or proceeding, and (ii) irrevocably appoints Spinco as its agent for service of process in connection with any such action or proceeding and agrees that service of process upon such agent, who shall promptly advise the Representative of any such service of process, shall be deemed in every respect effective service of process upon all Beneficiaries in any such action or proceeding.

12

(c) (i) SPINCO AND THE BENEFICIARIES (THROUGH THE REPRESENTATIVE) HEREBY IRREVOCABLY AGREE THAT ANY JUDICIAL PROCEEDING BROUGHT IN ACCORDANCE WITH THE PROVISIONS OF PARAGRAPH (B) OF THIS SECTION 7.08 SHALL BE BROUGHT AND DETERMINED EXCLUSIVELY IN THE DELAWARE COURT OF CHANCERY AND ANY STATE APPELLATE COURT THEREFROM WITHIN THE STATE OF DELAWARE (OR, IF THE DELAWARE COURT OF CHANCERY DECLINES TO ACCEPT JURISDICTION OVER A PARTICULAR MATTER, ANY STATE OR FEDERAL COURT WITHIN THE STATE OF DELAWARE). The parties acknowledge that the forum designated by this paragraph (c) has a reasonable relation to this Agreement and to the parties’ relationship with one another.

(ii) The parties hereby waive, to the fullest extent permitted by applicable law, any objection which they now or hereafter may have to personal jurisdiction or to the laying of venue of any such ancillary suit, action or proceeding brought in any court referred to in paragraph (c)(i) of this Section 7.08 and such parties agree not to plead or claim the same.

(iii) AS A SPECIFICALLY BARGAINED INDUCEMENT FOR EACH OF THE PARTIES TO ENTER INTO THIS AGREEMENT (WITH EACH PARTY HAVING HAD OPPORTUNITY TO CONSULT COUNSEL), EACH OF THE PARTIES EXPRESSLY AND IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING UNDER THIS AGREEMENT OR ANY ACTION OR PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED HEREBY, REGARDLESS OF WHICH PARTY INITIATES SUCH ACTION OR PROCEEDING, AND ANY ACTION OR PROCEEDING UNDER THIS AGREEMENT OR ANY ACTION OR PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

Section 7.09 Reconciliation. Notwithstanding the provisions of Section 7.08, in the event that Spinco and the Representative are unable to resolve a disagreement with respect to the matters governed by Sections 2.02, 6.02 or 7.14 within the relevant period designated in this Agreement (“Reconciliation Dispute”), the Reconciliation Dispute shall be submitted for determination to a nationally recognized expert (the “Expert”) in the particular area of disagreement mutually acceptable to both parties. The Expert shall be a partner in a nationally recognized accounting firm or a law firm (other than the Advisory Firm), and the Expert shall not, and the firm that employs the Expert shall not, have any material relationship with Spinco or the Representative or other actual or potential conflict of interest. If the parties are unable to agree on an Expert within fifteen (15) calendar days of receipt by the respondent(s) of written notice of a Reconciliation Dispute, the Expert shall be appointed by the International Chamber of Commerce Centre for Expertise. The Expert shall resolve any matter relating to a Tax Benefit Schedule or an amendment thereto within fifteen (15) calendar days, or as soon thereafter as is reasonably practicable, after the matter has been submitted to the Expert for resolution. Notwithstanding the preceding sentence, if the matter is not resolved before any payment that is the subject of a disagreement is due or any Tax Return reflecting the subject of a disagreement is due, such payment shall be made on the date prescribed by this Agreement and such Tax Return may be filed as prepared by Spinco, subject to adjustment (by an increase or decrease in the amount of subsequent payments otherwise due under this Agreement) or

13

amendment of such Tax Returns upon resolution. The costs and expenses relating to the engagement of such Expert or amending any Tax Return shall be borne by Spinco, except as provided in the next sentence. Each of Spinco and the Representative shall bear its own costs and expenses of such proceeding. Any dispute as to whether a dispute is a Reconciliation Dispute within the meaning of this Section 7.09 shall be decided by the Expert. The Expert shall finally determine any Reconciliation Dispute and the determinations of the Expert pursuant to this Section 7.09 shall be binding on Spinco and all Beneficiaries and may be entered and enforced in any court having jurisdiction. These procedures described in this Section 7.09 shall be referred to as the “Reconciliation Procedures.”

Section 7.10 Withholding. Spinco shall be entitled to deduct and withhold from any amount payable to a Beneficiary pursuant to this Agreement such amounts as Spinco is required to deduct and withhold under the Code or any provision of state, local or foreign tax law, with respect to entering into or making payments under this Agreement. To the extent that amounts are so withheld and paid over to the appropriate governmental authority by Spinco, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Beneficiary in respect of whom such withholding was made. Spinco shall provide evidence of such payment to such Beneficiary. To the extent the amount of any withholding hereunder cannot be finally determined until after such withholding is required to be made, Spinco shall be entitled to deduct and withhold the maximum amount of tax that, in Spinco’s reasonable judgment, may be required to be remitted to the applicable government authority, and after the applicable amount of withholding is finally determined, Spinco shall promptly pay over any excess withheld amounts to the applicable Beneficiary.

Section 7.11 Affiliated Corporations; Admission of Spinco into a Consolidated Group. If Spinco is or becomes a member of an affiliated or consolidated group of corporations that files a consolidated, combined or unitary income tax return pursuant to Sections 1501 et seq. of the Code or any comparable provision of applicable state, local or foreign Tax law: (i) the provisions of this Agreement relating to Spinco shall be applied with respect to the group as a whole; and (ii) Tax Benefit Payments shall be computed with reference to the consolidated taxable income of the group as a whole.

Section 7.12 Confidentiality.

(a) The Representative and the Beneficiaries (through the Representative) and each of its assignees acknowledges and agrees that the information of Spinco is confidential and, except in the course of performing any duties as necessary for Spinco and its Affiliates, as required by law or legal process or to enforce the terms of this Agreement, shall keep and retain in the strictest confidence and not to disclose to any Person all confidential matters, acquired pursuant to this Agreement, of Spinco or the Beneficiaries. This Section 7.12 shall not apply to (i) any information that has been made publicly available by Spinco or any of its Affiliates, becomes public knowledge (except as a result of an act of a Representative or Beneficiary in violation of this Agreement) or is generally known to the business community and (ii) the disclosure of information to the extent necessary for the Beneficiaries to prepare and file their Tax Returns, to respond to any inquiries regarding the same from any Taxing Authority or to prosecute or defend any action, proceeding or audit by any Taxing Authority with respect to such returns. Notwithstanding anything to the contrary contained in this Section 7.12 or elsewhere in this Agreement, nothing herein shall prohibit, limit or restrict Bain Capital Partners, Inc. and its Affiliates (collectively, “Bain”) from communicating in the ordinary course with its Affiliates (other than any of its portfolio companies), limited partners, other Bain investors, Bain employees or prospective limited partners or investors with respect to this Agreement and the transactions contemplated hereby or from monitoring and enforcing its rights or the rights of its Affiliates hereunder.

14

(b) If the Representative or a Beneficiary or its assignee commits a breach, or threatens to commit a breach, of any of the provisions of this Section 7.12, Spinco shall have the right and remedy to have the provisions of this Section 7.12 specifically enforced by injunctive relief or otherwise by any court of competent jurisdiction without the need to post any bond or other security, it being acknowledged and agreed that any such breach or threatened breach shall cause irreparable injury to Spinco or any of its Subsidiaries and the accounts and funds managed by Spinco and that money damages alone shall not provide an adequate remedy to such Persons. Such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available at law or in equity.

Section 7.13 Representative.

(a) Appointment. Without further action of any of Spinco, the Representative or the Beneficiaries, and as partial consideration of the benefits conferred by this Agreement, the Representative is hereby irrevocably constituted and appointed, with full power of substitution, to act in the name, place and stead of each Beneficiary with respect to the taking by the Representative of any and all actions and the making of any decisions required or permitted to be taken by the Representative under this Agreement. The power of attorney granted herein is coupled with an interest and is irrevocable and may be delegated by the Representative. No bond shall be required of the Representative and the Representative shall receive no compensation for their services.

(b) Expenses. If at any time a Representative shall incur out of pocket expenses in connection with the exercise of its duties hereunder, upon written notice to Spinco from the Representative of documented costs and expenses (including fees and disbursements of counsel and accountants) incurred by the Representative in connection with the performance of its rights or obligations under this Agreement and the taking of any and all actions in connection therewith, Spinco shall reduce any future payments (if any) due to the Beneficiaries by the amount of such expenses which it shall instead remit directly to the requesting Representative. In connection with the performance of its rights and obligations under this Agreement and the taking of any and all actions in connection therewith, a Representative shall not be required to expend any of its own funds (though, for the avoidance of doubt, it may do so at any time and from time to time in its sole discretion).

(c) Limitation on Liability. The Representative shall not be liable to the Beneficiaries for any act of the Representative arising out of or in connection with the acceptance or administration of its duties under this Agreement, except to the extent any liability, loss, damage, penalty, fine, cost or expense is actually incurred by such Beneficiary as a direct result of the gross negligence, bad faith or willful misconduct of the Representative (it being understood that any act done or omitted pursuant to the advice of legal counsel shall be conclusive evidence of such good faith and reasonable judgment). The Representative shall not be liable for, and shall be indemnified by the Beneficiaries for, any liability, loss, damage, penalty or fine incurred by the Representative (and any cost or expense incurred by the Representative in connection therewith and herewith and not previously reimbursed pursuant to

15

subsection (b) above) arising out of or in connection with the acceptance or administration of its duties under this Agreement, except to the extent that any such liability, loss, damage, penalty, fine, cost or expense is the direct result of the gross negligence, bad faith or willful misconduct of the Representative (it being understood that any act done or omitted pursuant to the advice of legal counsel shall be conclusive evidence of such good faith and reasonable judgment); provided, however, in no event shall the Beneficiaries be obligated to indemnify the Representative hereunder for any liability, loss, damage, penalty, fine, cost or expense to the extent (and only to the extent) that the aggregate amount of all liabilities, losses, damages, penalties, fines, costs and expenses indemnified by such Beneficiary hereunder is or would be in excess of the aggregate payments under this Agreement actually remitted to such Beneficiary.

(d) Actions of the Representative. A decision, act, consent or instruction of the Representative shall constitute a decision of all Beneficiaries and shall be final, binding and conclusive upon each Beneficiary, and Spinco may rely upon any decision, act, consent or instruction of the Representative as being the decision, act, consent or instruction of each Beneficiary. Spinco is hereby relieved from any liability to any person for any acts done by Spinco in accordance with any such decision, act, consent or instruction of the Representative.

Section 7.14 Tax Characterization of the Agreement. Spinco and Holdings acknowledge and agree that, for U.S. federal income tax purposes, it is intended that the rights received by Holdings under this Agreement: (i) constitute “other property” with respect to the Merger within the meaning of Section 356 of the Code, and (ii) constitute an “installment obligation” as such term is used in Section 453 of the Code. Within one-hundred and twenty (120) calendar days of the Merger, Spinco shall provide to the Representative a schedule showing in reasonable detail the calculation of fair market value, as of the date hereof, of the rights received by Holdings under this Agreement (the “Fair Market Value Schedule”). Spinco and the Representative shall negotiate in good faith to resolve any disputes over the Fair Market Value Schedule during the sixty (60) calendar days following the Representative’s receipt of the schedule. If Spinco and the Representative are unable to resolve such dispute within such 60-day period, Spinco and the Representative shall employ the Reconciliation Procedures. Spinco and Holdings acknowledge and agree that, for U.S. federal income tax purposes, the rights received by Holdings under this Agreement shall have a fair market value as of the date hereof equal to the amount set forth on the Fair Market Value Schedule, as finally determined. Except as required by applicable law, neither Holdings nor Spinco shall take any position inconsistent with the foregoing on any Tax Return.

(Signatures on following pages)

16

IN WITNESS WHEREOF, Spinco and the Representative have duly executed this Agreement as of the date first written above.

By: UWW HOLDINGS, LLC

/s/

Name:
Title:

By: XPEDX HOLDING COMPANY

/s/

Name:
Title:

Signature Page to Tax Receivable Agreement

17

ANNEX 2

AMENDED AND RESTATED FORM OF TRANSITION SERVICES AGREEMENT

(see attached)

18

FORM OF TRANSITION SERVICES AGREEMENT

THIS AGREEMENT (this “Agreement”) is made as of [—], between International Paper Company, a New York corporation (“IP”), and xpedx Holding Company, a Delaware corporation (“Spinco” and, together with IP, the “Parties”).

WHEREAS, IP, Spinco and UWW Holdings, Inc., a Delaware corporation, have entered into the Contribution and Distribution Agreement, dated as of January 28, 2014 (the “Contribution and Distribution Agreement”), pursuant to which, among other things, certain assets and liabilities constituting the Spinco Business will be transferred to Spinco and its Subsidiaries, and all of the outstanding shares of Spinco Common Stock will be distributed to IP’s stockholders;

WHEREAS, the Spinco Business uses certain services provided by IP or by third parties under contract to IP, and Spinco desires to obtain the use of these services for the purpose of enabling it to manage an orderly transition;

WHEREAS, Spinco acknowledges that IP is not in the business of providing such services to third parties; and

WHEREAS, capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Contribution and Distribution Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.	DEFINITIONS; INTERPRETATION

1.1 Definitions. The following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

“Additional Services” has the meaning set forth in Section 2.11.

“Agreement” has the meaning set forth in the preamble.

“Contribution and Distribution Agreement” has the meaning set forth in the recitals.

“Distribution Date” means the date of closing of the transactions contemplated by the Contribution and Distribution Agreement.

“Excluded Services” are those services set forth on Schedule II hereto.

“First Extension Period” means the period of time from and including the 13th month following the Distribution Date through and including the 18th month following the Distribution Date.

“Intellectual Property” means, collectively, any U.S. and non-U.S. issued, registered, unregistered and pending: (i) patents and patent applications (including any divisionals,

continuations, continuations-in-part, reissues, renewals, re-examinations, extensions, provisional and applications for any of the foregoing), inventor’s certificates, utility model rights and similar rights, petty patents and applications therefor; (ii) works of authorship, mask works, copyrights, and copyright and mask work registrations and applications for registration; (iii) trademarks and service marks (including those which are protected without registration due to their well-known status), trade names, corporate names, domain names, logos, slogans, taglines, trade dress, general intangibles of like nature, and other indicia of source, origin, endorsement, sponsorship or certification, designs, industrial designs, product packaging shape, and other elements of product and product packaging appearance together with all registrations and applications for registration of any of the foregoing and all goodwill related to any of the foregoing; (iv) unpatented inventions (whether or not patentable), trade secrets under applicable law, know-how and confidential or proprietary information, including (in whatever form or medium), discoveries, ideas, compositions, rights in software (including all source and object code related thereto), computer software documentation, database, drawings, designs, plans, proposals, specifications, photographs, samples, models, processes, procedures, data, information, manuals, reports, financial, marketing and business data, pricing and cost information, correspondence and notes; (v) all claims and rights related to any of the foregoing; and (vi) all other intellectual property or proprietary rights.

“Licensee” has the meaning set forth in Section 16.

“Licensor” has the meaning set forth in Section 16.

“Losses” means any damage, loss, liability, expense, lost profits or diminution in value (including reasonable expenses of investigation, enforcement and collection and reasonable attorneys’ and accountants’ fees and expenses), but shall not include liability to another Party or any of its Affiliates (or any of their respective Related Parties (as defined in the Contribution and Distribution Agreement) for any exemplary damages or punitive damages, or any other damages to the extent not reasonably foreseeable, arising out of or in connection with this Agreement or any Transaction Agreement (in each case, unless any such damages are payable to a third party pursuant to a Third-Party Claim).

“Materials” has the meaning set forth in Section 15.1.

“Merger Agreement” has the meaning set forth in the Contribution and Distribution Agreement.

“Migration” means the transition or migration from the provision of a particular Service by Service Provider to Service Recipient under this Agreement to performance of such Service by Service Recipient or a third party designated by Service Recipient.

“Migration Services” has the meaning set forth in Section 5.2.

“Omitted Services” has the meaning set forth in Section 2.9.

“Party” means either IP or Spinco, as the context requires, and “Parties” means both of them, as the context requires.

“Post-Term Invoice” has the meaning set forth in Section 3.9.

“Project Manager” has the meaning set forth in Section 14.1.

“Providing Party” has the meaning set forth in Section 11.

“Receiving Party” has the meaning set forth in Section 11.

“Reference Period” means the 2013 calendar year.

“Reverse Transition Services” means each service specified in Part B of Schedule I hereto to be provided from Spinco to IP.

“Sales and Service Taxes” has the meaning set forth in Section 3.7.

“Second Extension Period” means the period of time from and including the 19th month following the Distribution Date through and including the 24th month following the Distribution Date.

“Schedules” shall mean Schedule I, Schedule II, Schedule III and any Supplemental Schedule.

“Security Policies” has the meaning set forth in Section 2.5.

“Service” means, as the context requires, one or more Transition Services and/or one or more Reverse Transition Services.

“Service Delivery Environment” means the equipment, software, systems, databases, communications networks and connectivity, and facilities used by Service Provider to provide the Services.

“Service Fees” has the meaning set forth in Section 3.1.

“Service Provider” means, in the case of Transition Services, IP and any of its Affiliates providing Transition Services hereunder, and, in the case of Reverse Transition Services, Spinco and any of its Subsidiaries to the extent that they are providing Reverse Transition Services hereunder.

“Service Provider Fiscal Month” means a month during Service Provider’s fiscal year, as determined by Service Provider for accounting purposes.

“Service Provider Indemnitees” has the meaning set forth in Section 6.2.

“Service Recipient” means, in the case of Transition Services, Spinco and any of its Affiliates receiving Transition Services hereunder, and, in the case of Reverse Transition Services, IP and any of its Subsidiaries to the extent that they are receiving Reverse Transition Services hereunder.

“Service Recipient Data” means all the data owned and provided solely by Service Recipient, or created by Service Provider solely on behalf, or for the benefit, of Service Recipient, that is used by Service Provider solely in relation to the provision of the Services, including employee information, customer information, product details and pricing information.

“Service Recipient Indemnitees” has the meaning set forth in Section 6.1.

“Supplemental Schedule” has the meaning set forth in Section 2.1.

“Term” has the meaning set forth in Section 2.1.

“Transition Period” means the period from the Distribution Date until all of the Terms for all of the Services have expired or otherwise terminated in accordance with Section 12, and no further Services are being provided in connection with the Migration; provided that in no event shall the Transition Period exceed a period of time of one year or, if extended by Service Recipient pursuant to Section 2.12, up to two years, after the Distribution Date.

“Transition Service” means each service specified in Part A of Schedule I hereto to be provided by IP to Spinco.

1.2 Interpretation. When a reference is made in this Agreement to a Section or Schedule, such reference shall be to a Section or Schedule of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Unless the context requires otherwise, references to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof, and by this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless the context requires, “or,” “neither,” “nor,” “any,” and “either,” shall not be exclusive. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as the feminine and neuter genders of such terms. When a reference is made in this Agreement to “Service Provider” or “Service Recipient,” such reference shall be to the provider or recipient of either Transition Services or Reverse Transition Services as the context requires with reference to the particular Transition Service or Reverse Transition Service at issue. Notwithstanding that each of IP and Spinco, and their respective Affiliates, may act under this Agreement in the capacity of both a Service Provider and a Service Recipient, the rights, duties, obligations or liabilities of a Service Provider or Service Recipient set forth in this Agreement shall be limited as the context requires to the rights, duties, obligations or liabilities of the Party acting in the capacity of Service Provider or Service Recipient with reference to the particular Services, rights, duties, obligations or liabilities at issue. For purposes of this Agreement, the obligation of a Party to use its “reasonable best efforts” to achieve a particular result may require such Party to expend resources, incur costs or expenses, or pay amounts, in each case to the extent such expenditures, costs, expenses or payments, together with all other actions to be taken by such Party in pursuit of such result, would constitute the exercise of such Party’s “reasonable best efforts”.

2.	TERM AND PROVISION OF SERVICES

2.1 Subject to Section 12, the term of this Agreement shall be for the Transition Period. Subject to Section 12, each Service shall be provided for the period of time following the Distribution that is indicated on the Schedules for such Service and each Additional Service, Omitted Service or Migration Service, if any, shall be provided for the period of time as specified in a supplemental written schedule (i) mutually agreed upon by the Parties acting reasonably and in good faith, in the case of Additional Services or Migration Services, or (ii) subject to prior confirmation in good faith by Service Provider acting reasonably, delivered by Service Recipient, in the case of Omitted Services (each such supplemental written schedule, a “Supplemental Schedule”) setting forth the terms of such Additional Service, Omitted Service or Migration Service to be provided (any such period of time with respect to a Service, an Additional Service, an Omitted Service or a Migration Service, including any extension period agreed to by the Parties pursuant to Section 2.12, a “Term”); provided that in no event shall any Term exceed a period of time of one year or, if extended by Service Recipient pursuant to Section 2.12, up to two years, after the Distribution Date.

2.2 During the Transition Period, but subject to Section 12, the applicable Term and the provisions set forth in this Agreement, Service Provider shall provide to Service Recipient (or cause to be provided by its Affiliates or third parties to Service Recipient) each Service set forth on Schedule I hereto, which Schedule I shall also include the scope of such Service and fees associated with such Service. For the avoidance of doubt, any Supplemental Schedule shall be deemed to be part of Schedule I hereto.

2.3 Except as otherwise expressly provided in the Schedules, Service Provider shall provide each Service to Service Recipient (i) in at least substantially the same manner, scope and nature, at substantially the same level of professionalism, workmanship and quality, with substantially equal priority and substantially equal treatment as such Service was provided, or caused to be provided, by Service Provider or any of its Affiliates to the Spinco Business, in the case of a Transition Service, and to the IP Business, in the case of a Reverse Transition Service, during the Reference Period and (ii) in compliance with all applicable Laws; provided, that, in the case of clause (i) above, for the purposes of determining the manner, scope, nature, professionalism, workmanship, quality and priority of any Service during the Reference Period, appropriate and reasonable modifications in manner of delivery may be made for security, confidentiality, and data integrity so long as such modifications do not adversely affect the scope, nature, professionalism, workmanship, quality or priority to the Service Recipient of the Services delivered hereunder in any material respect.

2.4 Service Provider and Service Recipient shall, and shall cause their respective Affiliates to, comply with applicable privacy and data security Laws in the provision or receipt of Services.

2.5 Service Recipient shall comply with all of Service Provider’s security policies, procedures and requirements relating to the Service Delivery Environment that have been, from time to time, previously provided in writing to Service Recipient (including those adopted after the date hereof to the extent so provided) in connection with its access and use of the Services (the “Security Policies”), and shall not tamper with, compromise or circumvent any security or audit measures employed by Service Provider.

2.6 Service Provider shall limit access to the Service Delivery Environment to Service Provider personnel who are specifically authorized to have such access, and shall take such measures to prevent unauthorized access, use, destruction, alteration or loss of Spinco Business data and other information contained therein as employed with respect to IP Business data. Service Recipient shall access and use only that portion of the Service Delivery Environment for which Service Recipient has been granted the right to access and use; provided, however, that Service Provider shall not unreasonably limit the grant of such access and use by authorized personnel. Neither Party shall establish any type of external network connectivity into the other Party’s systems or network, including WAN or Internet connectivity, without the prior written consent of the other Party. Service Recipient shall limit access of its personnel to the Service Delivery Environment to those personnel who are specifically authorized to have such access and shall cause such personnel to comply with the Security Policies in accessing the Service Delivery Environment in accordance with the terms of Section 2.5.

2.7 If, at any time, a Party determines that (a) any of its personnel has sought to circumvent, or has circumvented, the Security Policies, (b) any unauthorized personnel of such Party has accessed the Service Delivery Environment, or (c) any of its personnel has engaged in activities that may reasonably be expected to lead to the unauthorized access, use, destruction, alteration or loss of data, information or software, such Party shall promptly terminate such personnel’s access to the Service Delivery Environment and promptly notify the other Party in writing. In addition, Service Provider shall have the right to deny personnel of Service Recipient access to the Service Delivery Environment upon at least 24 hours’ written notice to Service Recipient in the event that Service Provider reasonably believes that such personnel have engaged in any of the activities set forth in this Section 2.7 or otherwise pose a security concern. Each Party will reasonably cooperate with the other Party in investigating any apparent unauthorized access to or use of the Service Delivery Environment.

2.8 The Parties acknowledge that, subject to Section 2.3, the manner, means, and resources to provide the Services are in the reasonable discretion of Service Provider; provided that Service Provider shall in good faith discuss and consider any reasonable suggestions of Service Recipient with respect to the foregoing that are consistent with the terms of this Agreement.

2.9 If any services (other than Excluded Services) that either (i) were previously provided to or for the benefit of either Party or their respective Subsidiaries, or caused to be provided to or for the benefit of either Party or their respective Subsidiaries, in each case by the other Party or its Subsidiaries, or (ii) are not of the type described in clause (i) but that Spinco reasonably believes are necessary for Spinco to operate the Spinco Business as currently conducted, have been omitted from Schedule I hereto (“Omitted Services”), then at the request of Service Recipient (in the case of clause (i), made within one year after the Distribution Date, and in the case of clause (ii), made within six months after the Distribution Date), (A) in the case of services pursuant to the foregoing clause (i), Service Provider shall provide such services, or cause such services to be provided, as promptly as reasonably practicable, pursuant to a Supplemental Schedule and (B) in the case of services pursuant to the foregoing clause (ii), so long as (x) Service Provider has the capability and existing capacity to provide such services, (y) Service Provider has provided such services to any of its other businesses within six months prior to the date of such request and (z) Service Recipient is unable to secure such services from a third party on commercially reasonable terms, Service Provider shall use its reasonable best efforts to provide such services, or cause such services to be provided, as promptly as reasonably practicable, pursuant to a Supplemental Schedule; provided, in each case, that the obligations of Service Provider to provide any Omitted Services shall be subject to Service Recipient’s use of its reasonable best efforts to cooperate with Service Provider in the provision of such services, and to the extent that changes to the systems, operations or business of Service Recipient implemented in connection with the transactions contemplated by the Contribution and Distribution Agreement or Merger Agreement or after the Distribution Date require alterations in the means of providing any such service, Service Provider shall be obligated only to use its reasonable best efforts to make such alterations. Service Recipient shall use its reasonable best efforts to cooperate with Service Provider in the provision of such services. Any Omitted Service that is provided or caused to be provided by Service Provider pursuant to this Section 2.9 shall be a “Transition Service” or a “Reverse Transition Service”, as applicable, for the purposes of this Agreement (other than as specifically indicated herein).

2.10 Subject to the service level requirements set forth in Section 2.3, Service Provider may use third parties to provide some or all of the Services. Service Provider agrees that, to the extent such third-party Services are provided to Service Recipient pursuant to contracts between Service Provider and the third-party service provider, Service Provider will (i) to the extent such contracts allow Service Provider to take such actions for the benefit of Service Recipient (after the use by Service Provider of its reasonable best efforts to obtain consent to do so, if applicable), pass-through or grant to Service Recipient any license to Intellectual Property granted to Service Provider to the extent such license is necessary for Service Recipient to receive or utilize the Services; and (ii) enforce its rights and remedies, including indemnification obligations and obligations of the third-party service provider to comply with specified service levels and warranties, against any such third parties relating to the Services to the extent it would otherwise enforce such rights and remedies on behalf of itself or any of its Affiliates under similar circumstances relating to similar matters. Any reasonable and out-of-pocket costs incurred by Service Provider in pursuing remedies on Service Recipient’s behalf and at Service Recipient’s direction and request, to the extent associated with a failure to provide Services hereunder, shall be invoiced to Service Recipient as Service Fees. Unless specifically agreed in writing by the Parties, Service Recipient will be responsible for incremental costs incurred and associated with third-party contracts initiated during the Transition Period by Service Provider, subject to Section 3.3; provided, that Service Provider shall use its reasonable best efforts to minimize such incremental costs. Service Provider will consult with and obtain the prior written consent of (such consent to be provided within five (5) Business Days and not to be unreasonably withheld) Service Recipient prior to retaining any third party to provide Services where such third party (a) is not also providing substantially similar services to Service Provider for Service Provider’s business, or (b) did not provide the Services (or substantially similar services) to the Spinco Business, in the case of Transition Services, or to the IP Business, in the case of Reverse Transition Services, as applicable, prior to Distribution. Notwithstanding any such use of third parties, Service Provider shall remain fully obligated for the provision of such Services to the Service Recipient in accordance with the terms hereof; provided, however, if (i) Service Provider elects to use a third-party service provider for all or substantially all of its and its Subsidiaries’ requirements and/or needs and (ii) Service Provider is able to assign, and has assigned, to Service Recipient, Service Provider’s rights and remedies against such third-party service provider, such that Service Recipient may pursue such rights and remedies directly, Service Provider shall have no liability to Service Recipient in connection with a failure to perform by such third party that is not caused by the action or inaction of Service Provider.

2.11 In the event that Service Recipient requires any additional services (excluding any Excluded Services and other than Omitted Services or Migration Services, which shall be governed by Sections 2.9 and 5.2, respectively) (“Additional Services”), Service Recipient may submit a written request describing such services to Service Provider’s Project Manager, and the Project Managers of each of Service Recipient and Service Provider shall meet to discuss such request. Service Provider shall act reasonably and in good faith in determining whether to provide such additional services. Any Additional Service that is provided or caused to be provided by Service Provider pursuant to this Section 2.11 shall be a “Transition Service” of “Reverse Transition Service”, as applicable, for the purposes of this Agreement (other than as specifically indicated herein).

2.12 In the event that any Service is required beyond its Term, Service Recipient shall provide Service Provider with a written notice of extension no later than forty-five (45) days prior to the expiration of the Term of such Service. Such notice shall indicate the period during which Service Recipient wishes to receive such Service after the date of expiration of the Term for such Service; provided that such period shall not extend beyond the date which is two years from the Distribution Date. Subject to obtaining any necessary third-party consents, Service Provider shall provide, or cause to be provided, the Service to Service Recipient for such period, it being understood and agreed that the fees for each applicable Service shall be increased by (i) 10% during the First Extension Period and (ii) 20% during the Second Extension Period. Service Recipient will reimburse Service Provider for any reasonable and documented incremental fees charged by third-party service providers in connection with granting any consent or otherwise extending the Service, in each case, solely with respect to an extension beyond the Term.

2.13 Service Provider shall not be required to provide a Service to the extent the provision of such Service by Service Provider materially conflicts with any contract or agreement to which Service Provider is a party prior to the date hereof or the rights of any third party with respect thereto or violates any applicable Law. The Service Provider shall use reasonable best efforts to obtain any consents from third-parties that Service Provider reasonably believes are necessary in order for Service Provider to provide the Services. In the event that Service Provider is unable to obtain any such consent, the Parties shall work together to agree upon, and Service Provider shall use its reasonable best efforts (and Service Recipient will cooperate with Service Provider) to implement, a commercially reasonable alternative arrangement.

2.14 Notwithstanding anything to the contrary that may be set forth or implied elsewhere in this Agreement or in the Contribution and Distribution Agreement, Service Provider shall not, and shall be under no obligation to, provide any Excluded Services after the Distribution Date.

2.15 Unless otherwise provided for in this Agreement, the Parties shall use their reasonable best efforts to cooperate with each other in all matters relating to the provision and receipt of the Transition Services and the Reverse Transition Services. Such cooperation shall include exchanging information, providing electronic access to systems used in connection with the Transition Services and Reverse Transition Services and obtaining all consents, licenses, sublicenses or approvals necessary (including the payment of any reasonable fees or expenses) to permit each Party to perform its obligations hereunder, in each case, subject to the restrictions of Section 11. Each Party shall cooperate with the other Party in determining the extent to which any Tax is due and owing with respect to any of the Transition Services or Reverse Transition Services, as applicable, and in providing and making available appropriate documentation or information reasonably requested by the other Party including, but not limited to, applicable resale and/or exemption certificates.

3.	PRICING, BILLING AND PAYMENT

3.1 With respect to each Service, Service Recipient shall pay to Service Provider those amounts determined in accordance with the rates and charges, including any set-up or one-time costs, set forth in the Schedule for such Service, and in addition, Service Recipient shall pay Service Provider all reasonable incidental costs and expenses reasonably incurred by Service Provider in providing the Services, including air fare (coach class), lodging, meals, mileage, parking and ground transportation, in each case in accordance with Service Provider’s standard policies with respect to such incidental costs and expenses (collectively, the “Service Fees”). Service Fees for Migration Services shall be at the rate of $200 per hour, plus all reasonable incidental costs and expenses reasonably incurred by Service Provider in providing the Migration Services.

3.2 Service Fees (if any) for Omitted Services and Additional Services shall be developed in good faith by the Parties pursuant to the following guidelines:

(a) with respect to internal resources of Service Provider or its Affiliates used in delivering the Service, together with any third-party products or services used or consumed in the ordinary course of delivering the Service that are not pass-through costs or reimbursable expenses, Service Fees shall be based on a good faith allocation of Service Provider’s centralized costs associated with the Service consistent with Service Provider’s recent historical practices over the Reference Period for allocating such costs among its lines of business, plus all reasonable incidental costs and expenses reasonably incurred by Service Provider in providing the Services; and

(b) with respect to any Services provided by third-party service providers, Service Fees shall be based on the reasonable and documented actual cost paid by Service Provider to the third-party service provider for the products or services furnished by the third-party service provider for the benefit of Service Recipient, plus all reasonable incidental costs and expenses reasonably incurred by Service Provider in providing the Services.

3.3 In the event that any Service is terminated by Service Recipient in accordance with Section 12.3, the Service Fees shall automatically be adjusted downward (by the associated fee for such Service set forth on the respective Schedule from and after the first day of the month following termination of such Service). To the extent that such Service is provided to Service Provider by a third-party service provider, Service Provider may at any time increase the charges for any Service upon written notice to Service Recipient provided such increase is only to the extent of the amount of increase charged by such third-party service provider.

3.4 Not later than twenty-one (21) days after the last day of each calendar month, Service Provider shall provide to Service Recipient an itemized invoice for the preceding month’s Service Fees. The amount stated in such invoice (to the extent such amount is not the subject of a good faith dispute in accordance with the terms set forth in Section 3.10) shall be paid by Service Recipient in full within thirty (30) days of the date of Service Recipient’s receipt of the invoice (or the next Business Day following such date, if such thirtieth (30th) day is not a Business Day) through payment to an account designated by Service Provider. To protect confidential or competitively sensitive information, Service Provider may aggregate the Service Fees with respect to some or all of the Services included in such invoice; provided, that Service Provider shall, and shall cause its Affiliates to, cooperate and provide such information as reasonably requested by Service Recipient and provide such back-up therefor as reasonably requested by Service Recipient in connection therewith to the extent reasonably required to permit Service Recipient and its Representatives to review and evaluate the amounts set forth in such invoice and verify such amounts. If any such review reveals any overpayment by Service Recipient, Service Provider shall promptly refund the amount of such overpayment to Service Recipient (including any interest accrued daily on such overpayment at an annual interest rate equal to 6% and reimburse, to the extent any such review reveals an overpayment of 10% or more, Service Recipient for its reasonable and documented out-of-pocket costs and expenses incurred in connection with such review. Any dispute regarding overpayment shall be resolved by engaging KPMG LLP to arbitrate and resolve such dispute, which shall be resolved in accordance with the processes and procedures set forth in Section 5.2(c) of the Contribution and Distribution Agreement. If KPMG LLP is unable or unwilling to act as arbitrator, a nationally recognized accounting firm shall be selected by lot from among the remaining nationally recognized firms which are not the regular independent auditor firm of IP or the Spinco, and in such event references herein to KPMG LLP shall be deemed to refer to such replacement accounting firm.

3.5 Without prejudice to Service Provider’s other rights and remedies, in the event any sum due (other than those subject to dispute in good faith) to Service Provider pursuant to the terms of this Agreement remains unpaid ten (10) Business Days after the applicable due date, interest shall accrue daily, from the due date until the date of actual payment, at an annual interest rate equal to 6%.

3.6 The cost of each Service is a monthly cost, and the full monthly cost of each Service (applying the volume level, if applicable, of such Service at the beginning of a Service Provider Fiscal Month) shall apply in respect of such Service until such Service is terminated in its entirety as provided in Section 12.3.

3.7 All payments due to Service Provider pursuant to the terms of this Agreement shall be exclusive of any sales, service, value-added or other similar Tax or levy imposed upon the Transition Services or Reverse Transition Services, as applicable, provided pursuant to this Agreement (“Sales and Service Taxes”), which shall be payable by Service Recipient unless (for the avoidance of doubt) the applicable Law provides that the relevant Sales and Service Taxes are levied directly on the Service Provider; in such case the Service Provider will pay the relevant Sales and Service Tax directly to the Taxing authority in accordance with applicable Law and Service Recipient shall reimburse Service Provider for such relevant Sales and Services Taxes. In connection with the Transition Services or Reverse Transition Services, as applicable, provided pursuant to this Agreement, each Party shall be responsible for, and shall withhold or pay or both (or cause to be withheld or paid or both), as may be required by Law, all Taxes pertaining to the employment of its personnel, agents, servants or designees. Each of Service Provider and Service Recipient shall pay and be responsible for their own Taxes based on their own income or profits or assets.

3.8 Payments for Services or other amounts due under this Agreement shall be made net of withholding Taxes; provided, however, that if Service Provider reasonably believes that a reduced rate of withholding Tax applies or Service Provider is exempt from withholding Tax, Service Provider shall provide Service Recipient with appropriate and customary documentation to Service Recipient that Service Provider qualifies for a reduction to or exemption from withholding under applicable Law.

3.9 With respect to any Service Fees that accrue or are incurred by Service Provider or its Affiliates during the Transition Period but that are not billed by Service Provider in a monthly invoice, or of which Service Provider does not become aware until after the Transition Period, Service Provider shall set forth such fees in an invoice or invoices submitted to Service Recipient following the end of the Transition Period (each, a “Post-Term Invoice”). Subject to Section 3.10, and so long as such Post-Term Invoice is received by Service Recipient as promptly as practicable and in any event within one (1) year following the Transition Period, Service Recipient shall remit payment under any such Post-Term Invoice to Service Provider within thirty (30) days after its receipt of such invoice.

3.10 In connection with Section 3.3 or 3.9, in the event of an invoice dispute of which Service Recipient is aware, Service Recipient shall deliver a written statement to Service Provider no later than ten (10) days prior to the date payment is due on the disputed invoice listing all disputed items and providing a reasonably detailed description of each disputed item. Amounts not in dispute amongst the Parties shall be deemed accepted and shall be paid, notwithstanding disputes on other items, within the period set forth in Section 3.3 or 3.9, as applicable. The Parties shall use their reasonable best efforts to resolve all such other disputes expeditiously and in good faith with Service Provider continuing to perform the Services in accordance with this Agreement pending resolution of any dispute. When the disputed amount has been resolved, either by mutual agreement of the Parties or in accordance with the processes and procedures set forth in Section 5.2(c) of the Contribution and Distribution Agreement, any Party owing an amount to another Party as a result of such resolution shall pay such amount owed to such other Party within ten (10) Business Days following such resolution. This Section 3.10 (including any resolution of a dispute in accordance with this Section 3.10) shall not relieve Service Provider of its obligations to perform the Services.

3.11 Each of the Parties hereby acknowledges that it shall have no right under this Agreement to offset any amounts owed (or to become due or owing) to the other Party, whether under this Agreement, the Contribution and Distribution Agreement, the Merger Agreement or otherwise, against any other amount owed (or to become due or owing) to it by the other Party.

4.	ACCESS

The Service Provider and Service Recipient shall, and shall cause their respective Affiliates to, provide to each other and their respective agents and vendors reasonable access (during normal business hours (when appropriate with respect to physical access), upon reasonable notice and supervised by the appropriate personnel of the Parties or as otherwise agreed by the Parties) to the information, personnel, and systems necessary for the efficient and accurate administration, provision, receipt or use of each of the Services and to avoid the duplication of any expenses or benefits thereunder; provided that all such information shall be shared subject to the confidentiality obligations set forth in Section 11, and any Party or third-party vendor receiving such information shall agree to be bound by such obligations prior to the provision of any such information. All Services provided will be based upon reasonably timely, accurate and complete information from Service Recipient, which Service Recipient shall use its reasonable best efforts to provide, and Service Provider shall be released from its obligations to provide or cause to be provided reasonably timely, accurate and complete Services to the extent (but only to the extent) Service Recipient fails to provide timely, accurate and complete information to Service Provider reasonably necessary for the provision of such Services. Service Recipient’s failure to perform or delay in performing any of its obligations hereunder will not constitute grounds for termination by Service Provider of this Agreement except as provided in Section 12.2; provided, however, that Service Provider’s nonperformance of its obligations under this Agreement shall be excused if and to the extent (i) such Service Provider’s nonperformance results from Service Recipient’s failure to perform its obligations hereunder and (ii) Service Provider provides Service Recipient with written notice of such nonperformance.

5.	TRANSITION

5.1 The Parties acknowledge and agree that the Services to be provided hereunder are transitional in nature and are intended to provide Service Recipient with reasonable time to develop the internal resources and capacities (or to arrange for third-party providers) to provide such Services. No later than 90 days after the Distribution Date, the Parties shall consult for the purpose of agreeing upon the terms of and a plan for the Migration of all Services. Service Recipient will have the primary responsibility for planning and carrying out the Migration of Services prior to the expiration of the Transition Period. Subject to Section 5.2 below and the other terms of this Agreement, Service Provider will provide reasonable cooperation and assistance as requested to support the Service Recipient’s Migration efforts.

5.2 To the extent that Service Recipient requires reasonable support, assistance and other services to effect an orderly Migration without interruption to the Services subject to the

Migration (“Migration Services”), Service Recipient shall submit a written request describing such Migration Services to Service Provider’s Project Manager, and upon at least ten (10) days’ written notice to Service Provider, the Parties shall meet to discuss and agree, each Party acting reasonably and in good faith, on the scope of such Migration Services. Service Provider will then provide such Migration Services and assistance on the timing schedule that is reasonably and mutually established by the Parties in good faith; provided that the Parties’ intent is that Migration Services shall include only such services that Service Provider is capable of providing. Service Provider agrees to cooperate with and assist Service Recipient with training of its personnel, including making its personnel and facilities available to train an agreed number of Service Recipient’s personnel in connection with the Migration during the Transition Period to permit Service Recipient to provide the Services for itself after the Transition Period. For any Migration Services, Service Recipient will pay to Service Provider the rate set forth in Section 3.1. Any Migration Service that is provided or caused to be provided by Service Provider pursuant to this Section 5.2 shall be a “Transition Service” or a “Reverse Transition Service”, as applicable, for the purposes of this Agreement (other than as specifically indicated herein).

6.	INDEMNITY

6.1 Service Provider shall indemnify Service Recipient and its Affiliates and its and their respective officers, directors, employees, partners, managers or persons acting in a similar capacity, agents, consultants, financial and other advisors, accountants, attorneys and other representatives (the “Service Recipient Indemnitees”) in respect of, and hold such Service Recipient Indemnitees harmless from and against, any and all Losses incurred or suffered by Service Recipient Indemnitees in connection with the receipt of the Services to the extent that such Losses result from (i) the gross negligence or willful misconduct of Service Provider, any of its Affiliates or any of its or their respective officers, directors or employees, (ii) the violation of any applicable Law by Service Provider with respect to this Agreement or (iii) Service Provider’s breach of this Agreement; provided, that, notwithstanding anything in this Agreement to the contrary (including the definition of Losses), Service Recipient Indemnitees shall be entitled to indemnification hereunder if, and only to the extent, such negligence, misconduct, violation or breach remains uncured after a twenty (20) calendar day period (a “Notice Period”) following receipt by Service Provider of written notice from the applicable Service Recipient Indemnitee or Service Recipient Indemnitees describing such negligence, misconduct, violation or breach in reasonable detail.

6.2 The Service Recipient shall indemnify Service Provider and its Affiliates and its and their respective officers, directors, employees, partners, managers or persons acting in a similar capacity, agents, consultants, financial and other advisors, accountants, attorneys and other representatives (the “Service Provider Indemnitees”) in respect of, and hold Service Provider Indemnitees harmless from and against, any and all Losses incurred or suffered by Service Provider Indemnitees in connection with the provision of the Services to the extent that such Losses result from (i) the gross negligence or willful misconduct of Service Recipient, any of its Affiliates or any of its or their respective officers, directors or employees, (ii) the violation of any applicable Law by Service Recipient with respect to this Agreement or such Services or (iii) Service Recipient’s breach of this Agreement; provided, that, notwithstanding anything in this Agreement to the contrary (including the definition of Losses), Service Provider Indemnitees shall be entitled to indemnification hereunder if, and only to the extent, such negligence, misconduct, violation or breach remains uncured after a Notice Period following receipt by Service Recipient of written notice from the applicable Service Provider Indemnitee or Service Provider Indemnitees describing such negligence, misconduct, violation or breach in reasonable detail.

6.3 Each of the Parties agrees to use its reasonable best efforts to mitigate its respective Losses upon and after becoming aware of any event or condition that would reasonably be expected to give rise to any Losses that are indemnifiable hereunder.

6.4 The procedures specified in Article VI of the Contribution and Distribution Agreement shall apply with respect to any indemnification claims under this Section 6.

7.	LIMITED WARRANTY; LIMITATION ON DAMAGES

NOTWITHSTANDING ANY PROVISION TO THE CONTRARY, UNLESS EXPRESSLY SET FORTH HEREIN, THE SERVICE PROVIDER REPRESENTS AND WARRANTS ONLY THAT THE SERVICES SHALL BE IN CONFORMITY WITH THIS AGREEMENT (INCLUDING SECTION 2.3). THE ABOVE-STATED LIMITED WARRANTY IS THE SERVICE PROVIDER’S SOLE AND EXCLUSIVE WARRANTY WITH RESPECT TO ANY SERVICES PROVIDED UNDER THIS AGREEMENT. THE SERVICE PROVIDER DOES NOT MAKE ANY OTHER WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY AND SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTIES, WHETHER OF MERCHANTABILITY, SUITABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR OTHERWISE FOR SUCH SERVICES; PROVIDED THAT THIS SECTION 7 SHALL NOT LIMIT, ALTER OR OTHERWISE CHANGE THE RIGHTS AND OBLIGATIONS OF THE PARTIES PURSUANT TO ANY OTHER TRANSACTION AGREEMENT, INCLUDING THE CONTRIBUTION AND DISTRIBUTION AGREEMENT. ANY REPRESENTATION OR WARRANTY IN RESPECT OF ANY SUCH SERVICE SHALL BE INCLUDED IN THE WRITTEN AGREEMENT SETTING FORTH THE TERMS OF SUCH SERVICE.

IN NO EVENT SHALL ANY PARTY OR SUCH PARTY’S AFFILIATES, OR ANY OF ITS OR THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES, BE LIABLE FOR SPECIAL, PUNITIVE, EXEMPLARY, CONSEQUENTIAL OR INDIRECT DAMAGES, WHETHER BASED ON CONTRACT, TORT, STRICT LIABILITY, OTHER LAW OR OTHERWISE, EXCEPT, IN THE CASE OF SPECIAL, CONSEQUENTIAL OR INDIRECT DAMAGES, TO THE EXTENT REASONABLY FORESEEABLE AND ARISING AS A RESULT OF SUCH PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, AND IN ALL CASES EXCEPT TO THE EXTENT PAYABLE TO A THIRD PARTY. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, THE LIABILITY OF SERVICE PROVIDER WITH RESPECT TO SERVICES PROVIDED PURSUANT TO THIS AGREEMENT, WHETHER IN CONTRACT, TORT OR OTHERWISE, SHALL NOT EXCEED THE FEES RECEIVED BY SERVICE PROVIDER PURSUANT TO THIS AGREEMENT, EXCEPT FOR DAMAGES ARISING AS A RESULT OF SUCH PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

8.	OBLIGATION TO PROVIDE SERVICES

The Parties acknowledge that notwithstanding any delegation of their respective responsibilities under this Agreement to a third party, except as provided in the proviso in Section 2.10, such delegating Party shall remain responsible for the provision of the Services which such Party is obligated to provide and any third-party’s compliance with the performance and standard of performance set forth herein.

9.	FORCE MAJEURE

9.1 Service Provider shall not be responsible for failure or delay in delivery of any Service that it has responsibility for providing hereunder, if and to the extent caused by an act of God or public enemy, war, government acts, regulations or orders, fire, flood, embargo, quarantine, epidemic, labor stoppages or disruptions, unusually severe weather or other similar cause beyond the control of Service Provider (a “Force Majeure Event”), provided that Service Provider shall have, promptly after knowledge of the beginning of a Force Majeure Event, notified Service Recipient of such a Force Majeure Event, the reason therefor, and the estimated probable duration and consequence thereof. The Parties acknowledge and agree that such estimation shall not be considered binding in any way, and Service Provider shall not incur liability of any kind if such estimation proves to be inaccurate. Service Provider shall use its reasonable best efforts to restore provision of the Services in accordance with this Agreement as soon as reasonably practicable following the commencement of a Force Majeure Event.

9.2 In the event that Service Provider is excused from supplying a Service pursuant to this Section 9, Service Recipient shall be free to acquire replacement services from a third party at Service Recipient’s expense, and without liability to Service Provider, for the period and to the extent reasonably necessitated by such non-performance.

10.	INSURANCE

Each Party shall, throughout the term of this Agreement, carry appropriate insurance with a reputable insurance company covering property damage, business interruptions and general liability insurance (including contractual liability) to protect its own business and property interests. To the extent either Party insures, in whole or in part, through a plan of self-insurance, the Parties acknowledge that such self-insurance shall be acceptable for purposes of this Agreement. In the case of any conflict between the terms of this Section 10 and the terms of the Contribution and Distribution Agreement, the Contribution and Distribution Agreement shall control.

11.	CONFIDENTIALITY OF INFORMATION

Except as provided below, all data and information disclosed between Service Provider and Service Recipient pursuant to this Agreement, including information relating to or received from third parties and any Service Recipient Data, are deemed Confidential Information (as defined in the Contribution and Distribution Agreement, subject, for the avoidance of doubt, to the limitations set forth in such definition). A Party receiving Confidential Information (the “Receiving Party”) shall not use such information for any purpose other than for which it was disclosed by the party providing such information (the “Providing Party”) and, except as otherwise permitted by this Agreement, shall not disclose to third parties any Confidential Information for a period of five (5) years from the termination or expiration of this Agreement or, with respect to any trade secrets, indefinitely. The obligations of the Receiving Party and the Providing Party with regard to Confidential Information shall be governed by and set forth in Section 8.5 of the Contribution and Distribution Agreement, which shall be deemed incorporated by reference herein. In addition, nothing herein shall be deemed to limit or restrict a Party from disclosing any Confidential Information in any action or proceeding by such Party to enforce any rights which such Party may have against the other Party; provided, that such Party shall, to the extent reasonable and not prejudicial to such Party’s rights, cooperate with the other Party to protect the confidentiality of such Confidential Information, whether by means of a protective order, production under seal or otherwise.

12.	TERMINATION

12.1 This is a master agreement and shall be construed as a separate and independent agreement for each and every Service provided under this Agreement. Any termination of this Agreement with respect to any Service shall not terminate this Agreement with respect to any other Service then being provided pursuant to this Agreement.

12.2 Upon thirty (30) days’ prior written notice, Service Provider may, at its option, terminate this Agreement with respect to any or all Services it provides hereunder or suspend performance of its obligations with respect thereto, in either case solely in the event of the failure of Service Recipient to pay any invoice within sixty (60) days of the receipt of such invoice, unless Service Recipient is disputing the invoice in good faith pursuant to Section 3.10.

12.3 If at any time during the applicable Term, Service Recipient wishes to terminate a Transition Service or a Reverse Transition Service, as the case may be, Service Recipient shall provide a written request of termination to Service Provider at least thirty (30) days prior to the proposed effective date of termination. If Service Provider determines, in good faith, that the termination of such Service will, or is reasonably likely to, result in Service Provider’s inability to provide any remaining Services in accordance with this Agreement (taking into account any interdependencies of the proposed terminated Service and the remaining Services), including with respect to the quality standards, or result in a Party’s inability to maintain the confidentiality of data and information disclosed between Service Provider and Service Recipient pursuant to this Agreement, then Service Provider shall notify Service Recipient thereof in writing and the Parties shall negotiate in good faith to determine an alternative solution to enable Service Provider to maintain the ability to provide all other Services not subject to such written request of termination provided in the first sentence of this Section 12.3; provided that in the event the Parties fail to mutually agree upon an alternative solution, Service Recipient shall have the right, in its sole discretion, to cancel and withdraw all or part of such written request of termination and thereafter such cancelled request shall be of no further force or effect or if Service Recipient does not cancel or withdraw all or part of such request, then such Service shall be terminated effective as of the last day of the month following the thirty (30)-day notice period. Within thirty (30) days after the effective date of termination of the applicable Services and receipt of an invoice, Service Recipient shall pay all accrued, undisputed (any such dispute to be in good faith) and unpaid charges for such Services that are due and payable and set forth in such invoice. Service

Recipient will reimburse Service Provider for incremental fees charged by third-party service providers in connection with the termination of Services; provided, that Service Provider will use its reasonable best efforts to minimize such incremental fees.

12.4 Upon termination or expiration of this Agreement for any reason, Service Provider shall, upon the written request of Service Recipient, deliver to Service Recipient or destroy (provided such destruction is promptly confirmed in writing by Service Provider if requested by Service Recipient), at Service Provider’s option, all data, records and other information provided to Service Provider by Service Recipient and pertaining to any matters for which Service Provider was providing Transition Services or Reverse Transition Services, as applicable, hereunder; provided, however, Service Provider may retain copies of such data, records and information to the extent necessary for accounting, tax reporting, compliance with Service Provider’s document retention policies or other legitimate business purposes, subject to the requirements of Section 11 hereof.

13.	RELATIONSHIP OF PARTIES

In providing the Services, Service Provider is acting as and shall be considered an independent contractor. This Agreement is not intended to create and shall not be construed as creating between Service Provider and Service Recipient any relationship other than an independent contractor and purchaser of contract services. The Parties specifically acknowledge that they are not, and this Agreement is not intended to and shall not be construed to make them, affiliates of one another and that no principal and agent, joint venture, partnership or similar relationship, or any other relationship, that imposes or implies any fiduciary duty, including any duty of care or duty of loyalty exists between the Parties. Except as expressly set forth herein, no Party has the authority to, and each Party agrees that it shall not, directly or indirectly contract any obligations of any kind in the name of or chargeable against the other Party without such other Party’s prior written consent.

14.	PROJECT MANAGERS

14.1 Service Provider and Service Recipient will each assign one person to act as that Party’s project manager (the “Project Manager”) for each area of service listed on Schedule III hereto (and other categories, as may be agreed by the Parties). The Project Managers will (a) represent and act for their respective Party for matters related to the applicable Service, and (b) meet and/or confer on a regular basis (at mutually agreed times and locations) to review the activities under this Agreement and to discuss the status and progress of such activities. All disputes or issues arising hereunder will be referred to the applicable Project Managers for resolution. In the event any such dispute or issue is not resolved in a timely manner, such matter will be referred to senior management representatives, with appropriate decision making authority for prompt resolution of the matter. If still not resolved, the issue will be escalated to Service Recipient’s lead representative and Service Provider’s lead representative for resolution. The names and contact information for each of Service Recipient’s and Service Provider’s lead representative with regard to an issue or dispute arising out of or relating to the Transition Services and Reverse Transition Services shall be set forth on Scheduled III hereto. Either Party may designate a different individual as its lead representative with respect to the Transition Services or the Reverse Transition Services at any time by delivering prior written notice to the other Party. The foregoing shall not in any way limit the rights of the Parties to pursue any other legal and equitable remedies available to them hereunder in the event of a breach of this Agreement. No Project Manager or lead representative for a Party shall have any authority to amend this Agreement.

14.2 Service Provider will promptly notify Service Recipient of any reassignments or changes in contact information of the Project Manager or other key personnel identified in the Schedules hereto.

14.3 The Parties agree to use good faith efforts to resolve any controversy or claim arising out of this Agreement, the interpretation of any of the provisions hereof, or the actions of the Parties hereunder. In the event of a breach of this Agreement, or a dispute as to the meaning of this Agreement or any of its terms which the Parties cannot resolve by themselves amicably, the following provisions shall apply (which provisions shall be in addition to, and not a limitation of, the Parties’ remedies under Section 6, Section 20.6 or, to the extent referred to pursuant to the terms of this Agreement, the dispute resolution mechanisms available under Section 5.2(c) of the Contribution and Distribution Agreement):

(a) The Parties shall endeavor to resolve the dispute as contemplated in Section 14.1.

(b) If within thirty (30) days after one Party notifies the other in writing of the existence of a dispute, either Party may, at its option, provide written notice of the intent to arbitrate. In the event the Party that is the recipient of such notice agrees to arbitrate, arbitration shall be according to the rules of the American Arbitration Association, except as herein modified by the Parties or otherwise as agreed to by the Parties. Within ten (10) days of the agreement of the Parties to arbitrate, each Party will select an arbitrator, and notify the other Party of its selection. Within fifteen (15) days after receipt of such notice, the respective arbitrators will select a third arbitrator. All such arbitrators shall have experience in the respective businesses of the Parties. A hearing by the arbitration panel must be held within thirty (30) days after the selection of a chairman and a majority decision of the panel and resolution must be reached within thirty (30) days of such hearing. Decisions of the panel must be in writing and will be final and binding upon the Parties, and judgment may be entered thereon by any court having jurisdiction.

(c) The arbitration proceedings will be held in New York, New York, unless the Parties agree to a different location. All negotiation and arbitration proceedings will be confidential and will be treated as compromise and settlement negotiations for purpose of all rules of evidence. Each Party shall bear its own cost of presenting its case, and one-half of the cost incurred by the arbitration panel, or any mediation or alternative dispute resolution procedure, as the case may be, unless the arbitration panel determines otherwise.

14.4 Nothing in this Section 14 shall supersede the notice/cure and termination rights of the Parties otherwise set forth in this Agreement. This Section 14 shall apply without prejudice to any Party’s right to seek equitable remedies or injunctive relief to which such Party may be entitled at any time.

15.	RECORDS

15.1 Service Provider shall retain, for a period of three (3) years following the Distribution Date, all books, records, files, databases or computer software or hardware (including current and archived copies of computer files) (the “Materials”) with respect to matters relating to the Services provided to Service Recipient hereunder that are in a form and contain a level of detail substantially consistent with the records maintained by Service Provider in providing similar services to the Spinco Business or the IP Business, as applicable, prior to the Distribution Date (unless any such Materials have been delivered to Service Recipient or Service Recipient otherwise other has a copy of such information). Each Party agrees to use its reasonable best efforts to provide the other Party with notice of material modifications to its record retention policies in a timely manner. As promptly as practicable following the expiration of the applicable duration (or earlier termination) of each Service, Service Provider will use its reasonable best efforts to furnish to Service Recipient in the form reasonably requested by Service Recipient, and assist in the transition of, the Materials belonging to Service Recipient and relating to such Service as clearly identified by Service Recipient. If at any time during the three (3) year period following the Distribution Date Service Recipient reasonably requests in writing that certain of such Materials be delivered to Service Recipient, Service Provider promptly shall arrange for the delivery of the requested Materials in a form reasonably requested by Service Recipient to a location specified by, and at the expense of, Service Recipient (unless any such Materials have been delivered to Service Recipient or Service Recipient otherwise other has a copy of such information).

15.2 The Service Recipient Data shall be and shall remain the property of Service Recipient and, to the extent reasonably practicable, shall be promptly provided to Service Recipient by Service Provider upon Service Recipient’s request. The Service Provider shall use Service Recipient Data solely to provide the Services to Service Recipient as set forth herein and for no other purpose whatsoever.

15.3 Notwithstanding anything herein to the contrary and subject to Section 11, Service Provider may retain copies of the Materials and Service Recipient Data in accordance with policies and procedures implemented by Service Provider in order to comply with applicable Law, professional standards or reasonable business practice, including document retention policies as in effect from time to time and in accordance with past practices.

16.	INTELLECTUAL PROPERTY

Unless otherwise specifically provided herein, this Agreement shall not transfer ownership of any Intellectual Property Assets from either Party to the other Party or to any third party. Ownership of any Intellectual Property Assets created by a Service Provider in connection with providing a Service to a Service Recipient under this Agreement shall be retained by such Service Provider, unless based on Service Recipient’s Confidential Information. If Service Provider creates any Intellectual Property in connection with providing a Service based on Service Recipient’s Confidential Information, then the creation of such Intellectual Property that is primarily related to or arising from the Spinco Business shall be considered a “work made for hire” under applicable Law and shall be owned by Service Recipient. If such creation is not considered a “work made for hire” under applicable Law, then Service Provider hereby irrevocably assigns, and shall assign, to Service Recipient, without further consideration, all of Service Provider’s worldwide right, title, and interest in and to such Intellectual Property. Solely to the extent required for the provision or receipt of the Services in accordance with this Agreement, each Party (the “Licensor”), for itself and on behalf of its Affiliates, hereby grants to the other (the “Licensee”) (and the Licensee’s Affiliates) a non-exclusive, revocable (solely as expressly provided in this Agreement), non-transferable (other than pursuant to Section 17), non-sublicensable (except to third parties as required for the provision or receipt of Services, but not for their own independent use), royalty-free, worldwide license during the term of this Agreement to use Intellectual Property of the Licensor in connection with this Agreement, but only to the extent and for the duration necessary for the Licensee to provide or receive the applicable Service under this Agreement. Subject to the rights and licenses granted to Licensee under any other agreement to which the Parties are party, upon the expiration of such term, or the earlier termination of such Service in accordance with this Agreement, the license to the relevant Intellectual Property will terminate and Licensee shall cease use of such Intellectual Property; provided, that all licenses granted hereunder shall terminate immediately upon the expiration or earlier termination of this Agreement in accordance with the terms hereof and upon such expiration or termination, Licensee shall cease use of the Intellectual Property licensed hereunder. The foregoing license is subject to any licenses granted by others with respect to Intellectual Property not owned by the Parties or their respective Affiliates.

17.	ASSIGNMENT AND DELEGATION

This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns. Except as set forth in Section 2.10, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated, directly or indirectly, in whole or in part, including by operation of law, by any Party hereto without the prior written consent of the other Party hereto, which consent shall not be unreasonably withheld; provided, however, that either Party may assign this Agreement to any of its Affiliates without the consent of the other Party or delegate its rights or obligations hereunder, in whole or in part, to any of its Affiliates; provided, further, that Spinco may assign any or all of its rights or interests under this Agreement without the consent of IP (a) to any Person providing the Special Payment Financing pursuant to the terms thereof for purposes of creating a security interest herein or otherwise assign as collateral in respect of such Special Payment Financing or (b) to any purchaser of all or substantially all of the assets of such Person. No assignment by any Party shall relieve such Party of any of its obligations hereunder; provided that to the extent full performance or payment is made in full by an Affiliate or Affiliates of Service Provider or Service Recipient with respect to an obligation of Service Provider or Service Recipient, as applicable, hereunder, such obligation shall be in full satisfaction of such obligation of such Person hereunder.

18.	NOTICES

The procedures specified in Section 10.2 (Notices) of the Contribution and Distribution Agreement shall apply with respect to all notices, requests, claims, demands and other communications under this Agreement.

19.	SURVIVAL

The Parties’ rights and obligations under Sections 3, 6, 7, 8, 11 and 14 through 20 shall survive expiration or termination of this Agreement.

20.	GENERAL PROVISIONS

20.1 Severability. If any provision of this Agreement or the application of any such provision to any Person or circumstance shall be declared judicially to be invalid, unenforceable or void, such decision shall not have the effect of invalidating or voiding the remainder of this Agreement, it being the intent and agreement of the Parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to render it valid, legal and enforceable while preserving its intent or, if such modification is not possible, by substituting therefor another provision that is valid, legal and enforceable and that achieves the original intent of the Parties.

20.2 Counterparts. This Agreement may be executed in one or more counterparts each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or portable document format (PDF) shall be as effective as delivery of a manually executed counterpart of any such Agreement.

20.3 Entire Agreement. This Agreement and the Schedules hereto together with the other Transaction Agreements and any schedules and exhibits thereto, shall constitute the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter. In the case of any conflict between the terms of this Agreement and the terms of any other Transaction Agreement regarding the subject matter hereof, the terms of this Agreement shall control. In the case of any ambiguity between the terms and condition of the main body of this Agreement and a Schedule to this Agreement, or with respect to an Omitted Service or an Additional Service, the terms and conditions of the main body of this Agreement shall control.

20.4 Amendments; Waivers. This Agreement may not be amended except by an instrument in writing signed by both Parties. No failure or delay by either Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of either Party to any such waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party.

20.5 No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than IP, Spinco and UWWH and their respective successors and permitted assigns who are express intended third-party beneficiaries) any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, and, except with regard to and as provided in Section 6, no Person shall be deemed a third party beneficiary under or by reason of this Agreement.

20.6 Specific Performance. Notwithstanding anything to the contrary contained herein or in any other Transaction Agreement, in the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the Party who is, or is to be, thereby aggrieved will have the right to specific performance and injunctive or other equitable relief in respect of its rights under this Agreement, in addition to any and all other rights and remedies at law or in equity. The Parties agree that the remedies at law for any breach or threatened breach, including monetary damages, are inadequate compensation for any Loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived. Any requirements for the securing or posting of any bond with such remedy are waived by each of the Parties to this Agreement.

20.7 Waiver of Jury Trial. AS A SPECIFICALLY BARGAINED INDUCEMENT FOR EACH OF THE PARTIES TO ENTER INTO THIS AGREEMENT (WITH EACH PARTY HAVING HAD OPPORTUNITY TO CONSULT COUNSEL), EACH OF THE PARTIES EXPRESSLY AND IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING UNDER THIS AGREEMENT OR ANY ACTION OR PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY OTHER TRANSACTION AGREEMENT, REGARDLESS OF WHICH PARTY INITIATES SUCH ACTION OR PROCEEDING, AND ANY ACTION OR PROCEEDING UNDER THIS AGREEMENT OR ANY ACTION OR PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY OTHER TRANSACTION AGREEMENT SHALL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

20.8 Jurisdiction; Service of Process. ANY ACTION WITH RESPECT TO THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS ARISING HEREUNDER, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT OF THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS ARISING HEREUNDER BROUGHT BY THE OTHER PARTY OR PARTIES OR THEIR SUCCESSORS OR ASSIGNS, IN EACH CASE, SHALL BE BROUGHT AND DETERMINED EXCLUSIVELY IN THE DELAWARE COURT OF CHANCERY AND ANY STATE APPELLATE COURT THEREFROM WITHIN THE STATE OF DELAWARE (OR, IF THE DELAWARE COURT OF CHANCERY DECLINES TO ACCEPT JURISDICTION OVER A PARTICULAR MATTER, ANY STATE OR FEDERAL COURT WITHIN THE STATE OF DELAWARE). EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, COUNTERCLAIM OR OTHERWISE, IN ANY ACTION WITH RESPECT TO THIS AGREEMENT (I) ANY CLAIM THAT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE ABOVE NAMED COURTS FOR ANY REASON OTHER THAN THE FAILURE TO SERVE IN ACCORDANCE WITH THIS SECTION 20.8, (II) ANY CLAIM THAT IT OR ITS PROPERTY IS EXEMPT OR IMMUNE FROM JURISDICTION OF ANY SUCH COURT OR FROM ANY LEGAL PROCESS COMMENCED IN SUCH COURTS (WHETHER THROUGH SERVICE OF NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OF JUDGMENT, EXECUTION OF JUDGMENT OR OTHERWISE) AND (III) TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY CLAIM THAT (A) THE ACTION IN SUCH COURT IS BROUGHT IN AN INCONVENIENT FORUM, (B) THE VENUE OF SUCH ACTION IS IMPROPER OR (C) THIS AGREEMENT, OR THE

SUBJECT MATTER HEREOF, MAY NOT BE ENFORCED IN OR BY SUCH COURTS. EACH OF THE PARTIES FURTHER AGREES THAT NO PARTY TO THIS AGREEMENT SHALL BE REQUIRED TO OBTAIN, FURNISH OR POST ANY BOND OR SIMILAR INSTRUMENT IN CONNECTION WITH OR AS A CONDITION TO OBTAINING ANY REMEDY REFERRED TO IN THIS SECTION 20.8 AND EACH PARTY WAIVES ANY OBJECTION TO THE IMPOSITION OF SUCH RELIEF OR ANY RIGHT IT MAY HAVE TO REQUIRE THE OBTAINING, FURNISHING OR POSTING OF ANY SUCH BOND OR SIMILAR INSTRUMENT. THE PARTIES HEREBY AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 20.8, OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW, SHALL BE VALID AND SUFFICIENT SERVICE THEREOF AND HEREBY WAIVE ANY OBJECTIONS TO SERVICE ACCOMPLISHED IN THE MANNER HEREIN PROVIDED.

20.9 Governing Law. This Agreement and all issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement (and all Schedules hereto) shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware. In furtherance of the foregoing, the internal Laws of the State of Delaware shall control the interpretation and construction of this Agreement (and all Schedules hereto), even though under that jurisdiction’s choice of law or conflict of law analysis, the substantive Law of some other jurisdiction would ordinarily apply.

20.10 Other Agreements. Nothing herein is intended to modify, limit or otherwise affect the representations, warranties, covenants, agreements and indemnifications contained in the other Transaction Agreements, and such representations, warranties, covenants, agreements and indemnifications shall remain in full force and effect in accordance with the terms of such agreements, as applicable.

[SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the Parties have caused this Transition Services Agreement to be executed and delivered by their duly authorized representatives as of the date first above written.

INTERNATIONAL PAPER COMPANY

By:
Name:
Title:

XPEDX HOLDING COMPANY

By:
Name:
Title:

Transition Services Agreement - Signature Page

Schedule I - Part A – Transition Services – Services to be Provided by IP

1.	Service Fees for any cancelled Transition Service will no longer be charged in the period following Service cancellation. Service Fees will be charged by rounding up to whole billing units.

2.	With respect to any Service that involves non-dedicated or ad-hoc access to Service Provider’s employees, such access shall be reasonable and so as not to unreasonably interfere with the ordinary course duties of such employees.

	Service Description	Term	Service Fee	Project Manager
1.

Accounting - Accounts Receivable:

•       Charles Paquet will assist the integration of global collection and accounts receivable reporting processes into Service Recipient’s system; provided that, in no event shall the time he spends on providing such services exceed 50% of his daily work hours.

		6 months from the Distribution Date.	$4,553.28 per month.	Service Provider: Ronald Borcky Service Recipient: Sandhya Kukkillaya

2.

NetOp/Network Optimization

•       This xpedx Network Operations Planning Tool (“NetOp”) is developed by IP Business Modeling and Optimization Services (“IP BMOS”). It does not include a completed capability to optimize and is only near the end of the pilot stage.

•       IP hereby assigns and transfers NetOp (including all Intellectual Property owned and transferrable by IP therein) to Spinco “as is” without any warranty or guarantee of any kind whatsoever.

•       IP BMOS will provide reasonable assistance in support, maintenance, training, bug-fixes and error-corrections, and installation during the Term specified herein.

•       IP BMOS will only provide the service via telephone, email or other electronic communication methods.

•       Service Recipient is responsible for supplying data to NetOp and running it.

		12 months from the Distribution Date, not to exceed a total of 25 person-hours during such 12 months period.	$200/hour	Service Provider: Sean MacDermant Service Recipient: Bob Pritchett

1

	Service Description	Term	Service Fee	Project Manager
3.	IT – See IT Schedule	See IT Schedule.	See IT Schedule.	Service Provider: David Kitkowski Service Recipient: Peg Scott

4.	International Paper (Netherlands) B.V. (“IPNL”) –

	• Global Supply Chain Data Maintenance Services - Master Data Management and Process in SAP	6-12 months from the Distribution Date	$75/hour

•    IP’s Supply Chain Center of Excellence will support IP’s IT-GOMAS (“GOMAS”) in Order Management, Delivery or Source on as needed basis in connection with GOMAS’s services to IPNL under the TSA IT Schedule related to IPNL issues.

		6-12 months from the Distribution Date	$60/hour

	• Finance/Accounting – David Lewis	Finance/Accounting:	US$142/hour

	• Provide accounts and back-ups to PriceWaterhouseCooper for corporate income tax return preparation and follow up on PWC’s questions and information requests	6 months from the Distribution Date.

•    Cisco PL Project – Michal Wisniewski of International Paper Kwidzyn SP. Z O.O. continues to provide service for this project; provided that, in no event shall the time he spends on providing services to IPNL exceed 50% of his monthly work hours.

		Michal Wisniewski: From Distribution Date to Sept. 30, 2014	€1,226.73/month

2

	Service Description	Term	Service Fee	Project Manager
5.

Temporary Employment Arrangements

•    Mr. David Cerveny who is on International Paper Czech Republic, s.r.o. (“IP Czech”) payroll and Mr. Simon Coe who is on International Paper (UK) Limited (“IP UK”) payroll (collectively, the “xpedx Employees”) are fully allocated to Spinco’s xpedx business. The parties hereto acknowledge and agree that pursuant to the Employment Matter Agreement dated January 28, 2014 (the “EMA”), they are Spinco Group Employees (as defined therein).

•    Pursuant to Section 2.1(a) of the EMA, IP Czech and IP UK will continue to keep Mr. Cerveny and Mr. Coe on their respective payroll during the term hereof and Spinco shall move them to its appropriate affiliate before the end of the term.

•    For the avoidance of doubt, Spinco agrees that if it fails to employ the xpedx Employees in its affiliate prior to the end of the term, IP UK and IP Czech shall have the right to terminate the employment of these xpedx Employees and Spinco shall reimburse IP UK and IP Czech for all the respective severance payments and other benefits that the xpedx Employees are entitled to and all reasonable cost and expenses associated with the termination of their employment.

		12 months from the Distribution Date.	David Cerveny: CZK1,718,171 per year or CZK143,181 per month Simon Coe: GBP121,387 per year or GBP10,116 per month

6.	Import/ Export Trade Compliance:

•    International Paper trade compliance group remains available as a resource to continue the process of preparing Spinco compliance team to function independently.

•    It is anticipated this assistance will take the form of:

•    Phone calls or emails from a member of the Spinco compliance team, to gain additional historical perspective on the trade compliance process at xpedx/ International Paper.

		6 months from the Distribution Date It is expected this work shall be no more than 25 hours per month.	ERIN RACCAH BRIAN COPE KRISTIN BROWN DONNA MCCANN	Service Provider: Erin Raccah Service Recipient: TBD

3

Service Description	Term	Service Fee	Project Manager

•    In person meetings at a mutually agreeable time and location to gain additional historical perspective on the trade compliance process at xpedx/ International Paper.

•    If not completed, continuation of the transition tasks as discussed pre-closing on bi-monthly meetings.

•    This assistance will not be any of the following:

•    Harmonized Tariff Schedule classification

•    Preparing NAFTA certificates

•    Approving new foreign supplier and item set up review

•    Any other activity that would require a license under customs broker regulations

HOURLY RATE FOR EACH OF THE ABOVE SHALL BE A FULLY LOADED HOURLY RATE AS MUTUALLY AGREED.

4

Schedule I - Part B – Reverse Transition Services – Services to be Provided by Spinco

1.	Service Fees for any cancelled Reverse Transition Service will no longer be charged in the period following Service cancellation. Service Fees will be charged by rounding up to whole billing units.

2.	With respect to any Service that involves non-dedicated or ad-hoc access to Service Provider’s employees, such access shall be reasonable and so as not to unreasonably interfere with the ordinary course duties of such employees.

3.	For the purpose of this schedule, CTA means IP’s Container of the Americas business; IPG means IP’s Industrial Packaging business; CPB means IP’s Coated Paperboard business and P&CP means IP’s Printing Papers business.

	Service Description	Term	Service Fee	Project Manager
1.

Third Party Warehousing Services: on the same terms and conditions as currently provided.

Regional Distribution Centers (“RDCs”):

•      La Mirada, CA

•      Portland, OR

With regard to all export shipment to Canada from the RDCs, Canadian Customs Invoice required for such export shall be prepared by designated employees of IP (Service Recipient) and NOT by any employee of Spinco. The parties shall cooperate in good faith to ensure that all such export shipment be made on a timely basis.

RDCs: 12 months from the Distribution Date.

La Mirada, CA (IP owned facility):

Handling fee will be the actual labor cost plus a 15% mark-up thereof. The labor cost consists of:

•    Warehouse: hourly cost and hourly benefits

•    Office: hourly cost and hourly benefits (office)

•    Salaried/management: cost and benefits

•    Overtime

•    Reimbursement of pass through operating supplies

Portland, OR:

•    Storage: $4.56/sqf

•    Handling: $30.19/hour

•    $10/hour for material handling equipment used

•    $10.50/roll for the IPG roll stock

•    Reimbursement of pass through operating supplies

Service Provider: Robert Scully Service Recipient: Bill Travis for RDCs and Steve Abramowitz for DCs

1

Service Description	Term	Service Fee	Project Manager

Distribution Centers (“DCs”): • Columbia, MO • Denver, CO • Kansas City, KS • Lynchburg, VA • Omaha, NE • Syracuse, NY • Rochester, NY	DCs: 6 months from the Distribution Date

Columbia, MO: $9.05/bundle (including storage and handling)

Denver, CO:

•    Storage $3.44/ton

•    Handling $3.35/ton

Kansas City, KS (IP owned facility):

•    Handling:

•    $4.14/bundle (CTA)

•    $2.40/ton (IPG)

•    $5.39/ton (CPB, P&CP)

Lynchburg, VA:

•    Storage $1.50/pallet

•    Handling $3.00/pallet

Omaha, NE (IP leased facility):

•    Handling $3.85/bundle

Syracuse, NY:

•    Storage $3.32/ton

•    Handling $5.32/ton

Rochester, NY:

•    Storage $4.00/pallet

•    Handling $6.25/pallet

•    Crossdock: $3.25/pallet

2

IT Transition Services Schedule – Services to be Provided by IP

Clarifications:

1.	Unless otherwise indicated with respect to a particular Service, the anticipated term of services is 12 months from the Closing Date.

2.	With respect to any Service that involves non-dedicated or ad-hoc access to Service Provider’s employees, such access shall be reasonable and so as not to unreasonably interfere with the ordinary course duties of such employees.

3.	Unless specified by a specific service, service fees for any cancelled Service will no longer be charged starting the month following service cancellation. Fees will be charged by rounding up to whole billing units.

4.	WAN services cannot be cancelled prior to Facility Services cancellation.

5.	Commercial software licensing will be transferred to the Acquiring Company where allowed by vendor agreement and agreed to by the Acquiring Company, and does not expose IP usage not related to xpedx. IP will use reasonable best efforts to assign/transfer.

6.	Each individual service component listed under the broader categories under “Service Description” is treated as a separate Transition Service for purposes of Section 12.3.

	Service Description	Term	Service Fee	Project Manager
1.

Enterprise Data Center Services

Provide data center facilities, infrastructure and services for enterprise applications used by the Acquired Companies, and for Acquired Companies applications and servers hosted in Service Provider data centers.

		12 months from the Distribution Date.	$552,179 Per month.	Service Provider: David Kitkowski Service Recipient: Rick Vando

2.	WAN Sevices Provide a centrally managed, private data network supporting connectivity between the Service Provider’s data centers and each Acquired Company site connected at Closing.	12 months from the Distribution Date.	$214,647 Per month	Service Provider: David Kitkowski Service Recipient: Rick Vando

3.

Remote Access

Provide the infrastructure and services for secure external (off network) access via the internet gateways to the Service Provider’s network (and, through it, to Service Provider and Acquired Company applications and network services), including the following:

•       VPN access for employees who are set up to access Service Provider or Service Recipient applications via the internet

•       Restricted access through secure internet connections to selected 3rd party suppliers, business partners, etc.

		12 months from the Distribution Date.	$32,484 Per month	Service Provider: David Kitkowski Service Recipient: Rick Vando

1

	Service Description	Term	Service Fee	Project Manager
4.

Facility Support

Provide remote support for Local Area Networks, Servers, Domain Management, Active Directory, Help Desk, Backup and Security Services, Intranet Access, Internet Access & Content Filtering, Network Printers

		12 months from the Distribution Date.	$613,373 Per month	Service Provider: David Kitkowski Service Recipient: Rick Vando

5.

Messaging

Provide email forwarding from xyz@ipaper.com accounts to the Veritiv equivalents for up to 120 days from Service Commencement Date. During that time, employees will have access to information stored in their IP email accounts and Service Provider will provide technical support for such access.

		12 months from the Distribution Date.	$2,604 Per month	Service Provider: David Kitkowski Service Recipient: Rick Vando

6.	Internet Provide the infrastructure and services for the Acquired Company’s internet access.	12 months from the Distribution Date.	$141,560 Per month	Service Provider: David Kitkowski Service Recipient: Rick Vando

7.	Document Management Provide infrastructure and services to support document storage and retrieval.	12 months from the Distribution Date.	$21,419 Per month	Service Provider: David Kitkowski Service Recipient: Rick Vando

2

	Service Description	Term	Service Fee	Project Manager
8.

Telecom Services

Provide the infrastructure and services for Acquired Company voice communications, including the following: Enterprise voice (local and long distance calling), International calling, PBX System and Support, 1-800 numbers, Conference calling

		12 months from the Distribution Date.	$355,319*	Service Provider: David Kitkowski Service Recipient: Rick Vando

9.	Business IT Contracts and services not transferred to the Acquiring Company related to AS400 services, application support and software maintenance for business applications	12 months from the Distribution Date.	$1,333,333**	Service Provider: David Kitkowski Service Recipient: Rick Vando

10.

On-site Support

On-site break/fix support services and on-site service requests will be billed at actual hours including travel time. Travel expenses for on-site services requiring air travel and/or overnight lodging will be agreed to in advance of travel. These expenses will be consistent with the IP travel policy and billed at actual.

		12 months from the Distribution Date.	$75 per hour	Service Provider: David Kitkowski Service Recipient: Rick Vando

11.

Migration Services/Cutover Services

1.   Services related to migration planning, preparation or transition cutover will be billed at actual hours including travel time. Any travel requiring overnight lodging or air travel will be agreed to in advance of travel. These expenses will be consistent with the Service Provider’s travel policy and billed at actual.

2.   Any third party costs incurred by Service Provider for the purpose of planning, preparation or transition cutover will be billed at actual.

		12 months from the Distribution Date	$200 per hour	Service Provider: David Kitkowski Service Recipient: Rick Vando

*	Telecom Services – these costs are pass thru and will be billed as received from the vendor with the exception of IPT phone system services which will be supplied by IP.
**	Business IT – these costs are pass thru and will be billed as received from the vendor.

IT Services exclude the following:

1.	Systems (applications, devices, servers, storage, telephones, etc.) which are supported immediately prior to the Distribution by employees of Service Provider who are employed in the business.

2.	Disaster Recovery services for applications, devices, servers, etc. which are not in place or available immediately prior to the Distribution.

3.	System (applications, devices, servers, storage, telephones, etc) upgrades, replacements or enhancements.

4.	Procurement services (hardware, software, services, etc), except as provided in Part A of Schedule I hereto.

5.	Email hosting, filtering and delivery, excluding email forwarding.

6.	Non-production Enterprise Application environments.

7.	The Service Provider is not responsible for the renewal or cost of renewal of maintenance, license or support contracts for any software, hardware or services that are Transferred Assets, except as otherwise provided in the Transition Services Agreement.

3